EXHIBIT 10.1

PURCHASE AND SALE OF MEMBERSHIP INTERESTS AGREEMENT
between
PKY SUSP, LLC
as Seller,
and
Banyan Street/GAP SUSP Holdings, LLC
as Purchaser
Dated: October 5, 2014
Premises:
Southern U.S. Portfolio II

Page

ARTICLE I. Sale of Property.....................................................................................................................	1

1.1 Sale............................................................................................................................................	1

ARTICLE II. Purchase Price......................................................................................................................	2

2.1 Purchase Price…........................................................................................................................	2
2.2 Deposit.......................................................................................................................................	2
2.3 Allocation of Purchase Price......................................................................................................	2

ARTICLE III. Deposit and Escrow.............................................................................................................	3

3.1 Application of Deposit...............................................................................................................	3
3.2 Escrow Agent.............................................................................................................................	4

ARTICLE IV. Closing, Post-Closing, Prorations and Closing Costs.........................................................	5

4.1 Closing.......................................................................................................................................	5
4.2 Prorations...................................................................................................................................	6
4.3 Fines and Penalties....................................................................................................................	8
4.4 Transfer Taxes............................................................................................................................	8
4.5 Sales Taxes.................................................................................................................................	8
4.6 Closing Costs.............................................................................................................................	8
4.7 TI Expenditures and Leasing Commissions; Inducement Costs...............................................	9
4.8 Letters of Credit.........................................................................................................................	9
4.9 Closing Ancillaries....................................................................................................................	10
4.10 Enforcement of the SUSP I PSA...............................................................................................	10
4.11 Specific Performance Under the SUSP I PSA...........................................................................	10
4.12 ROFO........................................................................................................................................	10
4.13 Seller Subsidiaries.....................................................................................................................	11
4.14 Operating Agreements for Seller Subsidiaries...........................................................................	11
4.15 Qualifications to Do Business...................................................................................................	11
4.16 SUSP I PSA Notices..................................................................................................................	11

ARTICLE V. Title and Survey Matters.......................................................................................................	11

5.1 Title to the Properties.................................................................................................................	11
5.2 Violations...................................................................................................................................	14
5.3 Due Diligence............................................................................................................................	15
5.4 Intentionally Omitted.................................................................................................................	15
5.5 Intentionally Omitted.................................................................................................................	15
5.6 Permits.......................................................................................................................................	15

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ARTICLE VI. Representations and Warranties of Seller...........................................................................	15

6.1 Seller’s Representations...........................................................................................................	15
6.2 Seller’s Knowledge...................................................................................................................	21
6.3 No Warranty as to Existing Leases...........................................................................................	21
6.4 Intentionally Omitted................................................................................................................	21
6.5 “AS IS” Sale.............................................................................................................................	21

ARTICLE VII. Representations and Warranties of Purchaser....................................................................	22

7.1 Representations and Warranties of Purchaser...........................................................................	22
7.2 Purchaser’s Acknowledgment..................................................................................................	24
7.3 Purchaser’s Agreement Regarding Seller’s Representations....................................................	26
7.4 Purchaser’s Breach of Representation......................................................................................	26

ARTICLE VIII. Interim Covenants............................................................................................................	27

8.1 Consent.....................................................................................................................................	27
8.2 Tax Appeal Proceedings...........................................................................................................	27
8.3 Notices of Violation..................................................................................................................	27
8.4 Access.......................................................................................................................................	27
8.5 Casualty and Condemnation.....................................................................................................	28
8.6 Estoppel Certificates.................................................................................................................	28
8.7 Amendments to SUSP I PSA....................................................................................................	28
8.8 SUSP I Closing Conditions......................................................................................................	28
8.9 SUSP I PSA Notices.................................................................................................................	28

ARTICLE IX. Closing Conditions.............................................................................................................	28

9.1 Conditions to Obligations of Seller..........................................................................................	28
9.2 Conditions to Obligations of Purchaser....................................................................................	29
9.3 Conditions to Obligations of Purchaser and Seller...................................................................	31

ARTICLE X. Closing.................................................................................................................................	32

10.1 Seller’s Closing Obligations.....................................................................................................	32
10.2 Purchaser’s Closing Obligations..............................................................................................	33

ARTICLE XI. Risk of Loss........................................................................................................................	33

11.1 Casualty.....................................................................................................................................	33
11.2 Condemnation...........................................................................................................................	34
11.3 General Obligations Law..........................................................................................................	35

ARTICLE XII. Pre-Closing Default and Indemnification..........................................................................	35

12.1 Default by Seller.......................................................................................................................	35
12.2 Default by Purchaser.................................................................................................................	36

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12.3 Indemnification.........................................................................................................................	36

ARTICLE XIII. Brokers.............................................................................................................................	43

13.1 Brokerage Indemnity.................................................................................................................	43

ARTICLE XIV. Publication........................................................................................................................	43

14.1 Publication; Audit Rights..........................................................................................................	43

ARTICLE XV. Miscellaneous....................................................................................................................	44

15.1 Notices.......................................................................................................................................	44
15.2 Governing Law; Venue..............................................................................................................	45
15.3 Headings....................................................................................................................................	46
15.4 Business Days............................................................................................................................	46
15.5 Counterpart Copies....................................................................................................................	46
15.6 Binding Effect............................................................................................................................	46
15.7 Successors and Assigns.............................................................................................................	46
15.8 Assignment................................................................................................................................	46
15.9 Interpretation.............................................................................................................................	46
15.10 Entire Agreement.......................................................................................................................	47
15.11 Severability................................................................................................................................	47
15.12 Survival......................................................................................................................................	47
15.13 Exhibits......................................................................................................................................	47
15.14 Limitation of Liability...............................................................................................................	47
15.15 Prevailing Party..........................................................................................................................	47
15.16 Real Estate Reporting Person....................................................................................................	47
15.17 No Recording.............................................................................................................................	48
15.18 No Other Parties........................................................................................................................	48
15.19 Waiver of Trial by Jury..............................................................................................................	48
15.20 State Specific Provisions...........................................................................................................	48
15.21 Bulk Transfer Laws...................................................................................................................	48

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LIST OF EXHIBITS AND SCHEDULES
Exhibits:
Exhibits A-1 through A-18 - Legal Descriptions
Exhibit B- Assignment and Assumption of Membership Interests
Exhibit C - Intentionally Omitted

Schedules:
Schedule 1 - SUSP I PSA Sellers and Properties
Schedule 2 - Seller Subsidiaries
Schedule 3 - Title Commitments and Surveys
Schedule 4 - Intentionally Omitted
Schedule 5 - TI Expenditures and Leasing Commissions
Schedule 6 - Construction Contracts
Schedule 7 -Violations
Schedule 8 - Intentionally Omitted
Schedule 9 - Purchase Options
Schedule 10 - Inducement Costs
Schedule 11 - Intentionally Omitted
Schedule 12 - Purchaser’s and Seller’s Tax Identification Number
Schedule 13 - Intentionally Omitted
Schedule 14 - Wire Instructions
Schedule 15 - Leases
Schedule 16 - Allocation Schedule
Schedule 17 - No Waiver Conditions

v

PURCHASE AND SALE OF MEMBERSHIP INTERESTS AGREEMENT
THIS PURCHASE AND SALE OF MEMBERSHIP INTERESTS AGREEMENT (this “Agreement”) is made and entered into as of the 5 day of October, 2014 (the “Effective Date”) by and between PKY SUSP, LLC, a Delaware limited liability company (“Seller”) and Banyan Street/GAP SUSP Holdings, LLC, a Delaware limited liability company (“Purchaser” and Seller and Purchaser shall each be a “party” and collectively the “parties”).
RECITALS
A.    WHEREAS, pursuant to that certain Purchase and Sale Agreement (the “SUSP I PSA”) dated September 19, 2014 by and among those entities set forth on Schedule 1 (each individually a “SUSP I PSA Seller” and collectively, the “SUSP I PSA Sellers”), as sellers, and Seller, as purchaser, Seller is under contract to purchase, among other things, those parcels of real estate set forth on Exhibit A (each such parcel a “Plot” and collectively the “Land”) on which nineteen (19) buildings sit (the “Improvements” and together with the Land, the “Properties”; and each Plot together with its Improvements a “Property”). The Property owned by each of the SUSP I PSA Sellers is set forth opposite its name on Schedule 1 and is more particularly described in Exhibits A-1 through A-18.
B.    WHEREAS, pursuant to the terms of the SUSP I PSA, Seller has assigned or will assign its contractual right to purchase each Property to the entities set forth on Schedule 2 (each individually a “Seller Subsidiary” and collectively the “Seller Subsidiaries”).
C.    WHEREAS, Seller is the owner of one hundred percent (100%) of the membership interests of each Seller Subsidiary (collectively, the “Membership Interests”).
D.    WHEREAS, immediately upon the consummation of the transactions contemplated by the SUSP I PSA, Seller desires to sell, assign and convey to Purchaser and Purchaser desires to purchase, acquire and accept from Seller all of Seller’s right, title and interest in and to the Membership Interests in accordance with and subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:
ARTICLE I.

SALE OF PROPERTY

1.1    Sale. Subject to and in accordance with the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Membership Interests.

ARTICLE II.

PURCHASE PRICE

2.1    Purchase Price.  The purchase price for the Membership Interests shall be Two Hundred Thirty-Seven Million U.S. dollars ($237,000,000.00) (the “Purchase Price”). The Purchase Price shall be paid by Purchaser as follows:

2.1.1    Ten Million and No/100 Dollars ($10,000,000.00) of the Purchase Price (together with any interest that may accrue thereupon the “Deposit” and any such interest, “Interest”) shall be deposited with the Title Company, as escrow agent (the “Escrow Agent”), by wire transfer of immediately available federal funds pursuant to the wire transfer instructions set forth on Schedule 14 attached hereto, within two (2) Business Days after the execution and delivery of this Agreement by Purchaser and Seller. Purchaser and Seller agree that if the Deposit is not received by the Title Company within two (2) Business Days after the execution and delivery of this Agreement by Purchaser and Seller, then this Agreement shall be null and void and of no further force and effect; and

2.1.2    The balance of the Purchase Price (the “Balance of the Purchase Price”), plus or minus, as the case may require, the closing prorations pursuant to Section 4.2, and any other adjustments expressly set forth in this Agreement, shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds to, or as directed by, Seller.

2.2    Deposit. The Deposit shall be held in escrow in an interest bearing account, and not in trust, by the Escrow Agent. The Deposit shall be held in escrow and shall be payable in accordance with Article III hereof.

2.3    Allocation of Purchase Price.

2.3.1    A written schedule prepared by Seller, and agreed to without objection by Purchaser, allocating the portion of the Purchase Price to be paid for the Membership Interests in each of the Seller Subsidiaries (an “Allocation Schedule”) is attached hereto as Schedule 16. Such Allocation Schedule has been prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.3.2    After Closing, Purchaser and Sellers will each prepare an Internal Revenue Service Form 8594 in a timely fashion in a manner that conforms with the Allocation Schedule. The Allocation Schedule shall be binding on Purchaser and Seller for all tax reporting purposes and neither Purchaser nor Seller (or any of their respective affiliates) shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such Allocation Schedule unless required to do so by applicable law; provided, that nothing contained herein shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Schedule. Purchaser and Seller shall promptly inform each other of any challenge in writing by any taxing authority to any allocation contained in an Allocation Statement made pursuant to this Section 2.3 and agree to reasonably consult with and keep each other reasonably informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge. “Governmental

Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the person or property in question.

ARTICLE III.

DEPOSIT AND ESCROW

3.1    Application of Deposit.

3.1.1    If the Closing occurs as contemplated hereunder, then the Deposit shall be paid to Seller and applied to the Purchase Price.

3.1.2    In the event that Seller is entitled to and elects to terminate this Agreement pursuant to any express provision of this Agreement, including Section 12.2 hereof, the Deposit shall be promptly paid to and retained by Seller.

3.1.3    In the event that Purchaser is entitled and elects to terminate this Agreement pursuant to any express provision of this Agreement, including Section 4.11, Section 5.1.2.1, Section 9.2.5, or Section12.1 hereof, the Deposit shall be promptly paid to and retained by Purchaser (unless otherwise expressly provided herein in respect of a material default or material breach of Purchaser).

3.1.4    If the Agreement is terminated as set forth in Section 9.3 hereof, the Deposit shall be promptly paid in accordance with the terms of Section 9.3 hereof;

3.1.5    Purchaser shall pay any income taxes on the Interest, except that if Seller receives the Interest pursuant to Section 3.1.2 Seller shall pay any income taxes on such Interest. Seller represents and warrants that Seller’s tax identification number is as set out in Schedule 12. Purchaser represents and warrants that Purchaser’s tax identification number is as set out on Schedule 12.

3.1.6    If a party hereto makes a demand upon the Escrow Agent for delivery of the Deposit, the Escrow Agent shall promptly give notice to each other party of such demand. If a notice of objection to the proposed payment is not received by the Escrow Agent from any such other party within ten (10) calendar days of its receipt of notice from the Escrow Agent, the Escrow Agent is hereby authorized to deliver the Deposit to the party that made the demand. If the Escrow Agent receives a notice of objection within said ten (10) calendar day period, or if for any other reason the Escrow Agent in good faith elects not to deliver the Deposit to the party that made the demand, then the Escrow Agent shall have the right, at its option, to either (A) continue to hold the Deposit and thereafter pay it to the party entitled thereto when the Escrow Agent receives (i) a written notice from an objecting party withdrawing the objection, (ii) a written notice signed by each party directing disposition of the Deposit or (iii) a final judgment or order of a court of competent jurisdiction or (B) deposit the same with a court of competent jurisdiction in the State of New York, and Escrow Agent shall rely upon the decision of such court or a written statement executed by Seller and Purchaser setting forth how the Deposit should be released.

3.2    Escrow Agent. The parties further agree that:

3.2.1    The Escrow Agent is executing this Agreement to acknowledge the Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties hereto. Any amendment to this Agreement that is not signed by the Escrow Agent shall be effective as to the parties thereto, but shall not be binding on the Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of Seller and Purchaser that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or Seller hereunder to any of them.

3.2.2    The Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

3.2.3    The Escrow Agent shall not be bound in any way by any other agreement or understanding between Seller and Purchaser, whether or not the Escrow Agent has knowledge thereof or consents thereto unless such consent by Escrow Agent is given in writing.

3.2.4    The Escrow Agent’s sole duties and responsibilities shall be to hold and disburse the Deposit accrued thereon in accordance with this Agreement.

3.2.5    The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence, bad faith or willful misconduct of the Escrow Agent.

3.2.6    Upon the disbursement of the Deposit in accordance with this Agreement, the Escrow Agent shall be relieved and released from any liability under this Agreement.

3.2.7    The Escrow Agent may resign at any time upon at least ten (10) days prior written notice to Seller and Purchaser. If, prior to the effective date of such resignation, Seller and Purchaser shall each have approved, in writing, a successor escrow agent, then upon the resignation of the Escrow Agent, the Escrow Agent shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit accrued thereon to such successor escrow agent, the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason, Seller and Purchaser shall each not approve a successor escrow agent within such period, the Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.

3.2.8    Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including reasonable attorneys’ fees, expenses and court costs) by reason of the Escrow Agent’s acting or failing to act in connection with any of the matters contemplated by this Agreement as escrow agent or in carrying out the terms of this Agreement as escrow agent, except as a result of the Escrow Agent’s gross negligence, bad faith or willful misconduct.

3.2.9    Subject to the provisions of Section 3.1.6, in the event that a dispute arises in connection with this Agreement, or as to the rights of either Seller or Purchaser in and to, or the disposition of, the Deposit, the Escrow Agent shall have the right to (w) hold and retain the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which the Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties hereto in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit.

3.2.10    The Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or other action or omission of the institution of depository with whom the applicable escrow account is maintained.

3.2.11    Each party shall promptly give such instructions to the Escrow Agent as are necessary to give effect to the terms of this Agreement, including in relation to disposition of the Deposit.

3.2.12    All costs and fees of the Escrow Agent shall be paid 50% by Purchaser and 50% by Seller (collectively).

ARTICLE IV.

CLOSING, POST-CLOSING, PRORATIONS AND CLOSING COSTS

4.1    Closing.

4.1.1    The closing of the purchase and sale of the Membership Interests (the “Closing”) shall take place via an escrow closing to be conducted by the Escrow Agent, on November 5, 2014 (as such date may be extended in accordance with the express provisions of this Agreement the “Scheduled Closing Date”) immediately following the conclusion of the closing of the transactions under the SUSP I PSA. Seller and Purchaser acknowledge and agree that TIME IS OF THE ESSENCE with respect to the performance by Seller of its obligations under this Agreement and the performance by Purchaser of its obligations to purchase the Membership Interests and pay the Purchase Price in accordance with the terms of this Agreement by the Scheduled Closing Date.

4.1.2    As used herein the term “Closing Date” shall mean the date on which the Closing actually occurs. In order to facilitate the timely and expeditious closing of title and the payment of the Purchase Price on the Closing Date, Seller and Purchaser shall conduct and complete a comprehensive pre-closing on the Business Day or two Business Days (as may be necessary) prior to the Closing Date.

4.1.3    Both Purchaser and Seller shall each have one (1) right to extend the Closing Date (for any reason or no reason at all) to such date that is (collectively, after all exercises of the extension rights pursuant to this Section 4.1.3) up to thirty (30) days after the Scheduled Closing Date by providing written notice to the other party at least four (4) Business Days prior to the Scheduled Closing Date, provided, that Seller may also exercise its right to extend the Closing Date pursuant to this Section 4.1.3 during the four Business Day period prior to the Scheduled Closing Date if the SUSP I PSA Sellers have exercised their rights under the SUSP I PSA to extend the closing of the transactions contemplated by the SUSP I PSA within such time period. Further, if the Closing Date (as such term is defined in the SUSP I PSA) is extended for any reason, including without limitation any extension of the SUSP I PSA mutually agreed to by the parties thereto, Seller shall also have the right to extend the Closing Date hereunder to the date of the Closing Date under the SUSP I PSA by providing written notice to Purchaser of same; provided, however, if the Closing Date is extended under the SUSP I PSA to a date that is later than March 5, 2015, without the prior written consent of Purchaser, which consent may be granted or withheld in its sole discretion, Purchaser shall have the right to terminate this Agreement and receive back the Deposit.

4.2    Prorations.

4.2.1    No later than three (3) Business Days prior to the Scheduled Closing Date, Seller shall prepare a closing statement (the “Closing Statement”) of the prorations required by this Agreement. The following items, as to each Property, are to be prorated and adjusted between Purchaser and Seller, it being understood that the intent is to credit or charge, as the case maybe, Seller with all revenues and expenses respecting the Properties which are attributable to operations before the Closing Date for which Seller is obligated to provide a credit to the SUSP I PSA Sellers pursuant to the SUSP I PSA and to credit or charge as the case may be, Purchaser with all such revenues and expenses attributable to operations on and after the Closing Date to which Seller is entitled under the SUSP I PSA:

4.2.1.1    Real estate and personal property taxes and assessments, in each case, with Seller responsible for taxes attributable to the portion of the current tax year which is prior to the Closing Date and for all prior years and Purchaser responsible for taxes attributable to the remainder of the current tax year and for all future years (which prorations shall be calculated on the basis of the most recent available bill if the current bill is not available);

4.2.1.2    All rents and other payments under the licenses, occupancy agreements and other agreements demising space in or providing for the use of occupancy of the Properties or any part thereof (the “Leases”), including but not limited to monthly rents, fixed periodic payments, additional rent payments, utility charges, rent escalations, operating expenses, tax and insurances charges payable by Tenant, cost-of-living adjustments and other forms of rent (collectively, “Rent”); provided that no proration shall be made of any Rent which is overdue as of the Closing Date until such Rent or other revenue item is actually received, at which time it shall be prorated and paid to Purchaser or Seller in accordance with the terms of this Agreement. To the extent Purchaser receives Rents on or after the Closing Date, such payments shall be applied: (i) first toward the payment in full of any Rents due to any SUSP I PSA Sellers pursuant to the SUSP I PSA solely for Rents that were, on the Closing Date both (a) due and payable to any SUSP I PSA Sellers pursuant to the SUSP I PSA with respect to any Property, and (b) less than thirty (30) days delinquent, (ii) second, toward the payment in full of all Rents and other amounts due to Purchaser, with respect to any Property, with respect to periods after Closing, and (iii) thereafter, the balance applied to delinquent Rents or other amounts due to Seller with respect to periods before Closing;

4.2.1.3    Water, electric, telephone and all other utility and fuel charges (on the basis of the number of days in each applicable bill occurring prior to, and on or after, the Closing Date) and fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of Seller and shall not be prorated or credited. Notwithstanding the foregoing, at Purchaser’s sole option, Purchaser may elect in writing at least five (5) Business Days prior to the Closing Date to assume any deposits with utilities companies in which event Seller shall receive a credit for such deposits at Closing;

4.2.1.4    Amounts due and payable by any SUSP I PSA Sellers pursuant to the SUSP I PSA under all maintenance, service, advertising, utility, television, internet and other like contracts and agreements with respect to the ownership and operation of the Properties (the “Assumed Service Contracts”; provided that the term Assumed Service Contracts shall not include any brokerage leasing agreements or any property management agreements or Construction Contracts), and any unamortized portion of any lump sum or up-front payments paid by any SUSP I PSA Sellers under Assumed Service Contracts; and

4.2.1.5    Fees, costs and expenses payable to the Additional Estoppel Parties.

4.2.2    Except with respect to: (i) general real estate and personal property taxes (which shall be reprorated as soon as practicable and in any event no later than three (3) Business Days after the issuance of the actual bills) and (ii) reconciliations for common area maintenance and similar charges pursuant to Leases (which shall be reprorated on or before April 23, 2015), any proration in the Closing Statement prepared pursuant to Section 4.2.1 shall (i) be paid on the Closing Date pursuant to Section 2.1.2 and (ii) be reprorated and finally adjusted on February 20, 2015 (or the earliest date subsequent to which any dispute is resolved pursuant to the provisions of this Section 4.2.2); otherwise, all prorations shall be final, subject to the provisions governing the payment of delinquent Rent under Section 4.2.1.2. On or before January 8, 2015, Purchaser shall prepare and deliver to Seller a final Closing Statement; provided that if Purchaser shall fail to deliver such final Closing Statement on or before January 8, 2015, Seller may prepare and deliver such statement to Purchaser (and Purchaser shall cooperate fully with Seller’s efforts to do the same). Seller shall deliver a copy of such final Closing Statement to the SUSP I PSA Sellers and shall reasonably cooperate with SUSP I PSA Sellers and Purchaser to determine the amount of final prorations, and such amount shall be paid over to Purchaser or Seller, as applicable, within three (3) Business Days thereof. If the amount of final prorations is not agreed to by SUSP I PSA Sellers, Seller and Purchaser within 45 days after the delivery of the final Closing Statement to either Purchaser or Seller, as applicable, then the matters in dispute shall be submitted to an Arbitrator for resolution pursuant to and in accordance with the terms of the SUSP I PSA, whose decision shall be final and binding upon Purchaser and Seller. Purchaser shall bear 50% of all costs and expenses of Seller pursuant to the terms of the SUSP I PSA for the Arbitrator’s dispute resolution. The provisions of this Section 4.2.2 shall survive the Closing.

4.3    Fines and Penalties. Seller shall pay any fines or monetary penalties levied or assessed against any Property on or before the Closing Date in connection with any Violations.

4.4    Transfer Taxes. Any transfer taxes, bulk sales taxes, documentary stamp taxes or similar taxes imposed upon the conveyance of the Membership Interests (collectively, the “Transfer Taxes”), shall be paid by Purchaser (or credited to Seller by Purchaser at Closing) and Purchaser agrees to indemnify and hold harmless Seller for any unpaid Transfer Taxes. Seller shall file or cause to be filed all necessary tax returns with respect to the conveyance of the Membership Interests and, to the extent required by applicable law, Purchaser will join in the execution of any such tax returns and provide any information that Seller may reasonably request for the purposes of filing such tax returns. The provisions of this Section 4.4 shall survive the Closing.

4.5    Sales Taxes. Although it is not anticipated that any sales tax shall be due and payable in connection with the purchase and sale of the Membership Interests or the conveyance of the Properties from SUSP I PSA Sellers to Seller, Purchaser agrees that Purchaser shall pay any and all sales and compensating use taxes imposed upon or due in connection with the foregoing. Purchaser shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Seller will join in the execution of any such tax returns. Seller shall request that the SUSP I PSA Sellers request sales tax clearance letters (or similar statements) for any one or more of the Properties located in Florida, and if any such sales tax clearance letters (or similar statements) are actually received by Seller, Seller shall deliver to Purchaser copies of same, provided, that, for the avoidance of doubt the receipt of any such sales tax clearance letters (or similar statements) or, without limiting the other express provisions of this Agreement, the failure to be in good standing with respect to any matters the subject of such clearance letters (or similar statements) shall not be a condition to Closing.

4.6    Closing Costs. Purchaser shall pay (or provide a credit to Seller at Closing for) all recording fees and charges associated with the recordation of the deeds from the SUSP I PSA Sellers to Seller for each of the Properties, other than the Transfer Taxes which are payable in accordance with Section 4.4. Seller shall pay all fees and commissions due to the Broker (as hereinafter defined) in accordance with Section 13.1. Purchaser shall provide a credit to Seller at Closing for (i) the actual costs of all property zoning reports that were prepared on or after August 1, 2014 for each of the Properties, (ii) all actual title insurance premiums, title endorsements, title examination fees and survey costs incurred by Seller or SUSP I PSA Sellers in connection with the SUSP I PSA, that Seller is obligated to, and actually does, reimburse SUSP I PSA Sellers for under the SUSP I PSA, for each of the Properties, (iii) $61,166.67 for the property condition reports and the Phase I environmental reports in respect of the Properties that were prepared on or after August 1, 2014 and delivered to Purchaser prior to the date of this Agreement (the “Environmental Reports” and together with the Title Commitments, the property condition reports, the property zoning reports and the Surveys, collectively the “Reports”), and (iv) the lesser of (a) 50% of Seller's actual legal fees and costs in connection with the negotiation and execution of the SUSP I PSA, as well as the consummation of the transactions contemplated thereby or (b) $160,000.00. Except as otherwise explicitly set out in this Agreement, all other costs, fees, expenses and charges of any kind incident to the sale and conveyance of the Membership Interests from Seller to Purchaser, including attorneys’ fees and consultants’ fees, shall be borne by the party incurring the same.

4.7    TI Expenditures and Leasing Commissions; Inducement Costs.

4.7.1    TI Expenditures and Leasing Commissions. Purchaser shall credit to Seller at Closing (i) the TI Expenditures and Leasing Commissions listed on Schedule 5 and (ii) with respect to any Lease or any amendment or modification to a Lease of any portion of the Properties executed after the Effective Date of the SUSP I PSA in accordance with the terms thereof and Section 8.1 hereof, all TI Expenditures or Leasing Commissions that are actually paid or reimbursed by Seller pursuant to the SUSP I PSA ((i) and (ii) collectively, the “Purchaser TI Expenditures”). “TI Expenditures” shall mean out-of-pocket, verifiable tenant improvement costs and expenses incurred by any SUSP I PSA Sellers for: (a) repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work performed by any SUSP I PSA Sellers, (or its contractor or agent, including pursuant to the Construction Contracts) in a Tenant’s space, to the extent required under such Tenant’s Lease (“Landlord TI Work”), and (b) any reimbursements paid to the Tenant in connection with any tenant improvement or work (including any repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work) performed by the Tenant or any agent or contractor on their behalf (“Tenant TI Work”). “Leasing Commissions” shall mean leasing or brokerage commissions payable in connection with a Lease, only to the extent the same are on market terms. If as of the Closing Date, any Purchaser TI Expenditures have not been fully paid or performed by any SUSP I PSA Sellers and Seller is obligated to assume responsibility for such Purchaser’s TI Expenditures pursuant to the SUSP I PSA, Purchaser shall assume the responsibility therefore and shall directly pay or perform same (however, if and to the extent Purchaser assumes such responsibility, Seller shall not receive any credit at Closing therefor). Seller shall be responsible for the payment of all TI Expenditures and Leasing Commissions in relation to Leases in effect as of Closing not payable by Purchaser pursuant to clauses (i) and (ii) of this Section 4.7.1.1 (collectively, the “Seller TI Expenditures”). If as of the Closing Date, Seller or SUSP I PSA Sellers have not paid Seller TI Expenditures, then Purchaser shall receive a credit against the Purchase Price in an amount equal to such unpaid Seller TI Expenditures. Purchaser shall promptly reimburse Seller for any out-of-pocket cost or expense that Seller is obligated to reimburse SUSP I PSA Seller for under the SUSP I PSA that is actually reimbursed to SUSP I PSA Seller by Seller in cooperating with Purchaser to ensure a smooth transition of the leasing for the Properties.

4.7.2    As of the Closing Date, to Seller’s actual knowledge based solely on the SUSP I PSA, the SUSP I PSA Sellers have granted tenant inducements or concessions, including lease buyout costs, moving allowances, and free-rental periods as set forth in the Leases or otherwise on Schedule 10 that will affect portions of the Properties after the Closing Date (“Inducement Costs”).

4.8    Letters of Credit. Purchaser shall credit to Seller at Closing any transfer fees payable by Seller in connection with the transfer of any letters of credit for Leases on the Properties from the SUSP I PSA Sellers to the Seller Subsidiaries pursuant to the SUSP I PSA.

4.9    Closing Ancillaries. As of or at (as applicable) the Closing (and simultaneously with the payment to Seller of the Balance of the Purchase Price in full) Seller will provide to Purchaser (either at the relevant Properties or through the Escrow Agent):

4.9.1    Copies of all lease files, permits, licenses, certificates of occupancy and warranties related to the Properties that are in the possession of Seller; and

4.9.2    All keys and access codes for the Properties in the possession or subject to the control of Seller, including master keys as well as combination, card keys, cards, and codes for the security systems, if any.

4.10    Enforcement of the SUSP I PSA. At the reasonable request of Purchaser, Seller covenants and agrees to use commercially reasonable efforts (excluding instituting any judicial proceedings) to enforce all of the rights and remedies of any of the Seller and/or the Seller Subsidiaries under the SUSP I PSA with respect to the Properties (or any Property).

4.11    Specific Performance Under the SUSP I PSA. If Seller is entitled to, desires to, and does commence judicial proceedings seeking specific performance of the SUSP I PSA Sellers’ closing obligations under the SUSP I PSA, Purchaser shall have the right to elect (which it shall be entitled to exercise in its reasonable discretion) to terminate this Agreement, receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1, and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations.

4.12    ROFO. In the event that the SUSP I PSA is terminated for any reason (a “ROFO Event”), Seller hereby grants to Purchaser a right of first offer (“ROFO”) pursuant to the terms and conditions set forth below. If, after a ROFO Event, Seller (i) enters into a new contract to purchase the Properties (as such term is defined in the SUSP I PSA), or any portion thereof with the SUSP I PSA Sellers or their affiliates, or reinstates the SUSP I PSA (each a “SUSP III PSA”), or (ii) otherwise acquires the Properties (as such term is defined in this Agreement) or any portion thereof from the SUSP I PSA Sellers or their affiliates prior to 5:00 p.m. Eastern time on the date that is one (1) year after the date that the SUSP I PSA was terminated, then Seller shall notify Purchaser in writing of same and Purchaser shall have a period of fourteen (14) days to provide Seller with the terms of an offer (a “ROFO Offer”) to purchase the membership interests of the entity or entities that, upon the consummation of the transactions contemplated by the SUSP III PSA, will own the Properties (as such term is defined in this Agreement), or the applicable portion thereof, or does own the Properties (as such term is defined in this Agreement), or any portion thereof (the “ROFO Subs”). If Purchaser chooses to provide Seller with a ROFO Offer, then Purchaser and Seller shall negotiate in good faith to reach an agreement regarding the terms of the purchase of the membership interests of the ROFO Subs (with a purchase price consistent with the Purchase Price hereunder relative to the purchase price under the SUSP I PSA, subject to adjustments in the event that the value of any Properties or Seller Properties (as defined below) changes in any material manner) and to document same. If however, after negotiating in good faith for a period of at least twenty-one (21) days, Purchaser and Seller have not been able to reach a definitive written agreement regarding the terms of the purchase of the membership interests of the ROFO Subs and to document same, then Seller shall be entitled to retain or sell to any other person or entity such membership interests or the Properties (as such term is defined in this Agreement), or any portion thereof, in its sole discretion free and clear of any ROFO. The terms of this Section 4.12 shall survive Closing.

4.13    Seller Subsidiaries. Seller shall direct the SUSP I PSA Sellers to execute and deliver the Deeds (as defined in the SUSP I PSA) and other conveyance documentation to the applicable Seller Subsidiary. Seller shall direct the Title Company to have the final Title Policies issued and delivered to the applicable Seller Subsidiaries.

4.14    Operating Agreements for Seller Subsidiaries. Seller will not materially amend any of the operating agreements for the Seller Subsidiaries prior to the Closing Date without obtaining Purchaser’s prior written consent.

4.15    Qualifications to Do Business. Prior to the Closing Date, each of the Seller Subsidiaries shall be duly qualified to do business as a foreign entity under the laws of each state commonwealth set forth next to the name of such Seller Subsidiary on Schedule 2, and such other jurisdiction(s) reasonably requested by Purchaser.

4.16    SUSP I PSA Notices. Seller shall promptly give Purchaser a copy of any notices that have been given to SUSP I PSA Sellers or received by Seller under the express provisions of the SUSP I PSA.

ARTICLE V.

TITLE AND SURVEY MATTERS

5.1    Title to the Properties.

5.1.1    Title Commitments. Purchaser acknowledges receipt of a copy of (i) a commitment for an owner’s title insurance policy for each Property prepared by Chicago Title Insurance Company (the “Title Company”), each such commitment attached hereto as Schedule 3 and with effective dates as set forth on Schedule 3 (the “Title Commitments”), together with copies of all instruments giving rise to any defects, objections or exceptions noted therein and (ii) one copy of the most recent existing plat of survey (if any) of each Property as described on Schedule 3 (the “Surveys”). Copies of the Title Commitments and the Surveys are attached to this Agreement as Schedule 3. At the Closing, Seller Subsidiaries shall have title to the Properties subject only to the Permitted Exceptions. Seller Subsidiaries shall obtain, at Closing, a Title Policy (for each Property) from the Title Company (and through Elliot L. Hurwitz of the Title Company at 711 Third Avenue, New York, NY 10017) and Commonwealth Land Title Insurance Company (“Commonwealth”) based on the Title Commitments, with the Title Company receiving 60% of the total fees payable for such Title Policies and Commonwealth receiving the remaining 40%.

5.1.2    Title Objections.

5.1.2.1    If between the Effective Date and the Closing, any updated survey, or any updated title commitment received by Purchaser in respect of any Property (each individually and collectively the “Additional Title Document”) discloses any Objectionable Title Matter as to which Purchaser objects, then, no later than five (5) Business Days after Purchaser’s receipt of such Additional Title Document, Purchaser shall have the right to notify Seller in writing of the Objectionable Title Matter; if Purchaser fails to give notice of an Objectionable Title Matter to Seller within the five (5) Business Day period, such Objectionable Title Matter will be deemed to be a Permitted Exception. If Purchaser notifies Seller in writing of any matter reasonably alleged by Purchaser to be an Objectionable Title Matter, then Seller shall, within five (5) Business Days of receipt by Seller of such notification, send a corresponding notice of Objectionable Title Matter to the SUSP I PSA Sellers under the SUSP I PSA. Seller, within 22 Business Days after SUSP I PSA Sellers’ receipt of notice of such Objectionable Title Matter (but in any event prior to Closing), shall elect in its sole discretion, by written notice to Purchaser, to either (i) Cure or (ii) not Cure; provided, however, Seller shall be obligated to elect to Cure any Objectionable Title Matter that the SUSP I PSA Sellers elect to Cure under the SUSP I PSA. If Seller elects not to Cure, then Purchaser shall, within three (3) Business Days of receipt of notice of Seller’s election not to Cure (but in any event prior to the Closing), elect in writing to Seller to (i) proceed to Closing subject to such Objectionable Title Matter(s), which shall, in such case, be deemed Permitted Exceptions, without any abatement of the Purchase Price or (ii) terminate this Agreement and, so long as it is not in material default or material breach of its obligations under this Agreement, Purchaser shall receive the Deposit as its sole remedy for such termination. If Seller elects to Cure and if Seller fails to Cure by Closing, then Purchaser’s sole remedy, exercisable no later than Closing (as may be extended as provided herein) shall be to (i) proceed to Closing subject to such Objectionable Title Matters, which shall, in such case, be deemed Permitted Exceptions, without any abatement of the Purchase Price, or (ii) terminate this Agreement and, so long as it is not in material default or material breach of its obligations under this Agreement, Purchaser shall receive the Deposit as its sole remedy for such termination. “Objectionable Title Matter” means any Monetary Encumbrances, exception or defect of title which is not a Permitted Exception (and other than those arising pursuant to a casualty or condemnation, Purchaser’s sole remedy in respect of which shall be as set out in Sections 11.1 or 11.2 (as applicable)). “Cure” means to cure an Objectionable Title Matter or otherwise cause it to be removed as an exception to Seller Subsidiaries’ title policies prior to Closing (or cause it to be insured over), which removal will also be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such Objectionable Title Matter.

5.1.2.2    Notwithstanding any other provisions of this Section 5.1.2.2, regardless of when the Monetary Encumbrance was noted on the Title Commitments or not, or whether Purchaser provided any notices or objections thereto, Seller shall be obligated to cause to be released, satisfied and otherwise discharged, at Closing, of record all defects, objections or exceptions in the title to the Properties which are (1) a mortgage, deed of trust, security agreement, financing statement, or any other instrument which evidences or secures indebtedness and encumbers any Property of Seller and granted by any of them, (2) a Notice of Commencement, a mechanics’ or materialman’s lien not removed or insured over by the Title Company or Commonwealth (other than any lien or Notice of Commencement relating to Landlord TI Work or Tenant TI Work the cost of which would constitute Purchaser TI Expenditures), and (3) other monetary liens encumbering any Property (including, judgments, federal, state and municipal tax liens) (other than real estate taxes and water and sewer charges that are subject to adjustment in accordance with Section 4.2 hereof and other than Permitted Exceptions) that are in liquidated amounts and that may be satisfied solely by the payment of money (the items described in the preceding subclauses (1), (2), and (3), collectively, “Monetary Encumbrances”).

5.1.2.3    Purchaser shall promptly provide to Seller a copy of any Additional Title Document.

5.1.2.4    Intentionally Omitted.

5.1.3    Permitted Exceptions.

(a)    Permitted Exceptions to Title. The Properties shall be owned by Seller Subsidiaries subject to the following exceptions to title (the “Permitted Exceptions”):

(1)Any state of facts and any defects, objections or exceptions shown on the Surveys or the Title Commitments, excluding any Monetary Encumbrance;

(2)Liens or Notices of Commencement recorded in connection with any Landlord TI Work or Tenant TI Work the cost of which would constitute Purchaser TI Expenditures;

(3)all laws, ordinances, rules, codes and regulations of any Governmental Authority, as the same now exist or may be hereafter modified, supplemented, promulgated, meted or issued;

(4)all liens of real estate assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, for the year of Closing and future years not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein);

(5)all Violations, applicable to any Properties whether or not noted in the records of, or issued by, any Governmental Authority, existing on the Closing Date;

(6)such matters as the Title Company or Commonwealth shall be willing to omit as exceptions to coverage or affirmatively insure over;

(7)all standard title insurer exceptions and exclusions from coverage set forth in the “title jacket”;

(8)the general exceptions which can be deleted only by delivery of an updated survey;

(9)exceptions resulting from acts of Purchaser, and those claiming by, through and under Purchaser;

(10)unpaid personal property, real estate, excise, general and special taxes and assessments for the year of Closing and future years not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein);

(11)rights of the tenants or other users or occupants of the Properties under the Leases (“Tenants”), as tenants only (other than those Leases set forth on Schedule 9), under the Leases;

(12)minor variations between the tax lot lines and the description of the Land set forth on Exhibit A;

(13)all utility easements of record;

(14)any defects, liens, encumbrances or other matters which will be extinguished upon the transfer of the Properties to the Seller Subsidiaries;

(15)any deemed Permitted Exception pursuant to Section 5.1.2;

(16)any other covenants, conditions, agreements, rights of way, irregularities in title and other exceptions and encumbrances that are (i) not the result of any agreement, affirmative consent or other voluntary act of Seller or SUSP I PSA Seller (other than any agreement, affirmative consent or other voluntary act required under applicable law), and (ii) not reasonably likely to (a) materially and adversely interfere with, impair or restrict (1) the current use and operation of a Property, (2) the current access to and egress from a Plot or an Improvement or (3) the current provision of any utility or drainage service to a Plot or an Improvement, or (b) materially and adversely affect the current value of a Property; and

(17)any other matter or thing affecting title to the Properties that Purchaser shall have agreed, or be deemed to have agreed, to waive.

5.2    Violations. Subject to Sections 4.3 and 6.1.16 hereof, Purchaser agrees to purchase the Membership Interests even though some of the Properties may be subject to notes or notices of violations of law, or municipal ordinances, orders, designations or requirements noted or issued by any federal, state, municipal or other governmental department, agency or bureau or other governmental authority having jurisdiction over the Properties (collectively, “Violations”), any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Properties. Seller shall have no duty to remove or comply with or repair any condition, matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Properties, and Purchaser shall accept the Membership Interests even though the Properties may be subject to such Violations, or such conditions at the Properties which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.

5.3    Due Diligence. Except as expressly set forth in Section 6.1 below, Seller has not, nor have any of its, or any of its affiliates’ or subsidiaries’ former, current, or future general or limited partners, stockholders, managers, members, directors, representatives, officers, employees, or agents (“Representatives”) made or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any materials (including the Reports) provided by Seller (or any of their Representatives) to Purchaser (or any of its Representatives) relating to the Properties or the Seller Subsidiaries (the “Due Diligence Materials”), including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials.

5.4    Intentionally Omitted.

5.5    Intentionally Omitted.

5.6    Permits. Purchaser agrees to purchase the Membership Interests even though some of the Properties may be subject to open or expired permits and Purchaser agrees that the closing of any such permits shall not be a condition to Closing.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF SELLER

6.1    Seller’s Representations. Subject to the exceptions and qualifications set forth in the disclosure letter delivered to Purchaser (together with all documents provided in connection therewith) on or prior to the date of this Agreement (the “Disclosure Letter”), Seller hereby represents and warrant, jointly and severally to Purchaser that as of the Effective Date:

6.1.1    Authority and Ownership of Membership Interests.

6.1.1.1    Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to enter into and perform the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity) (the “Enforceability Exceptions”). All documents to be executed by Seller which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered by Seller and will be legal, valid and binding obligations of Seller, subject to the Enforceability Exceptions. Seller is not subject to any law, order, decree, restriction or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby.

6.1.1.2    Each of the Seller Subsidiaries is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own its Property. There is no agreement by the Seller Subsidiaries that prohibits the sale of the Membership Interests to Purchaser as contemplated by this Agreement.

6.1.1.3    Seller is the sole legal, direct record and beneficial owner of 100% of the Membership Interests, free and clear of any liens. Seller has not pledged any interest in the Membership Interests. There are no other issued or outstanding equity interests of any Seller Subsidiary, and there are no outstanding options, warrants, conversion rights or rights of first refusal or other agreements of any kind for the purchase or acquisition of any securities under any Seller Subsidiary (other than this Agreement).

6.1.1.4    None of the Seller Subsidiaries is a party to any written contract or agreement other than a certificate of formation and an operating agreement (or any other written contracts or agreements requested by Purchaser).

6.1.1.5    A true, correct and complete copy of the certificate of formation and operating agreement for each of Seller Subsidiaries has been provided to the Purchaser by Seller prior to the Effective Date.

6.1.1.6    A true, correct and complete copy of the SUSP I PSA has been provided to Purchaser by Seller prior to the Effective Date.

6.1.1.7    The Seller Subsidiaries have not and will not conduct any business other than as contemplated under the SUSP I PSA or hereunder prior to Closing.

6.1.1.8    None of the Seller Subsidiaries has any obligation or liabilities other than as contemplated under the SUSP I PSA or hereunder and any non-material obligations or liabilities such as registration fees, registered agent fees, etc.

6.1.1.9    As of the Effective Date, no notices have been given or received by Seller or SUSP I PSA Seller under the express provisions of the SUSP I PSA.

6.1.1.10 As of the Effective Date, there are no defaults or events of default under the SUSP I PSA, nor or there any presently known facts or circumstances, which if left uncured would constitute any default or event of default under the SUSP I PSA.

6.1.2    Bankruptcy or Debt of Seller. Neither Seller nor any Seller Subsidiary has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to Seller’s actual knowledge, suffered the filing of an involuntary petition by Seller’s or any Seller Subsidiary’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s or any Seller Subsidiary assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s or any Seller Subsidiary’s assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally.

6.1.3    Foreign Person. Neither Seller nor any Seller Subsidiary is a “foreign person” within the meaning of Section 1445(f) of the Code.

6.1.4    Leases.

6.1.4.1    To Seller’s actual knowledge:

6.1.4.1.1    A true, correct and complete list of the Leases entered into by each of the SUSP I PSA Sellers or its predecessor-in-interest covering any portion of the Properties which are in effect (including all amendments, modifications and supplements thereto) (collectively (but excluding correspondence that do not otherwise amend, modify or revise the terms thereof in any material respect), the “Existing Leases”) is set forth in Schedule 15. Seller has delivered or otherwise made available to Purchaser true and complete copies of the Existing Leases that have been provided to Seller from the SUSP I PSA Sellers;

6.1.4.1.2    SUSP I PSA Seller has not given any Tenant notice of default which has not been complied with in all material respects; and

6.1.4.1.3    SUSP I PSA Sellers have applied all Tenant deposits under any Existing Leases in accordance with the terms of such Existing Leases.

6.1.4.2    None of Seller, Seller Subsidiaries, or, to Seller’s actual knowledge, SUSP I PSA Sellers have consented to and have no knowledge of any written subleases affecting the Properties except as set forth on Schedule 15.

6.1.4.3    None of Seller, Seller Subsidiaries, or, to Seller’s actual knowledge, SUSP I PSA Sellers have received any written notice by any Tenant under any Existing Leases asserting a material default by a SUSP I PSA Seller under such Existing Lease, asserting any defense or off-set to Rent by any such Tenant or any right to cancel or terminate its Existing Lease or to be relieved of any of its material obligations thereunder based on an allegation that any SUSP I PSA Seller is in default of any of its obligations as landlord under any Existing Lease, in each of the foregoing cases which default or basis for the defense or offset remains uncured.

6.1.5    Condemnation. Neither Seller nor any Seller Subsidiary has received any written notice of any, and to Seller’s actual knowledge there are no, existing, pending or contemplated condemnation, eminent domain or similar proceedings with respect to the Properties or any portion thereof.

6.1.6    Tax Appeal Proceedings. Other than as set out in Section 6.1.6 of the Disclosure Letter, neither Seller nor any Seller Subsidiary has received and, to Seller’s actual knowledge, no SUSP I PSA Seller has filed, or retained anyone to file, notices of protest against, or to commence actions to review real property tax assessments (“Tax Proceedings”) against the Properties which are currently pending.

6.1.7    Litigation. Other than as set out in Section 6.1.7 of the Disclosure Letter, neither Seller nor any Seller Subsidiary has received actual written notice that any action, suit or proceeding has been commenced against Seller, Seller Subsidiaries or in connection with the Properties. There are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Seller’s actual knowledge, threatened in writing against Seller or the Seller Subsidiaries or affecting Seller or the Seller Subsidiaries which, if determined adversely to Seller or the Seller Subsidiaries, would adversely affect the ability of Seller to perform its obligations hereunder. Neither Seller nor any Seller Subsidiary is a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Seller to perform their obligations hereunder.

6.1.8    Personal Property. Seller Subsidiaries have, or will have prior to Closing, good and marketable title to the Personal Property (as defined in the SUSP I PSA) and such Personal Property, as of the Closing owned by Sellers Subsidiaries (or any one of them) will be free and clear of all liens and encumbrances other than Permitted Exception and any liens filed against equipment pursuant to equipment leases.

6.1.9    Insurance Policy. To Seller’s actual knowledge, Section 6.1.9 of the Disclosure Letter attached hereto contains a correct and complete list of property and casualty insurance policies and liability insurance policies (collectively, the “Insurance Policies”) maintained by SUSP I PSA Sellers with respect to the Properties.

6.1.10    Environmental Claims. Neither Seller nor any Seller Subsidiary has received written notice relating to any claim, order or proceeding pursuant to any applicable environmental laws (“Environmental Claim”) concerning the Properties.

6.1.11    No Consents. Except for any consent, license, approval, order, permit, authorization, registration, filing or declaration, the failure of which to obtain or make will not materially adversely affect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Properties or (C) the operation of the Properties, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of the transactions required or contemplated hereby.

6.1.12    Absence of Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Membership Interests, will not (i) conflict with or result in any violation of Seller’s organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Seller or its assets or properties except, in each case, for any conflict or violation which will not materially adversely affect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Membership Interests or (C) the operation of the Properties.

6.1.13    Options; Rights of First Refusal. Certain of the Properties are subject to those certain purchase options, rights of first refusal or rights of first offer set forth on Schedule 9 (each individually and collectively, the “Purchase Option”). Except as set forth on Schedule 9, neither Seller nor any Seller Subsidiary has (and to the actual knowledge of Seller, no SUSP I PSA Seller or any predecessor in interest to any SUSP I PSA Seller has) granted any unexpired option agreements or rights of first refusal with respect to the purchase of any of the Properties, or any portion thereof, or any interest therein, or any other unexpired rights in favor of third persons to purchase or otherwise acquire the Properties, or any portion thereof, or any interest in the Properties (other than, in each case, this Agreement).

6.1.14    Patriot Act.

6.1.14.1    Seller (i) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., as the same apply to it or its activities; (ii) is in compliance with that certain Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (the “Patriot Act”) and all rules and regulations promulgated under such Act applicable to Seller; and (iii) (A) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (B) has never been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder; (C) has not had any of its funds seized, frozen or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder; (D) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Seller suspect or have reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (E) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

6.1.14.2    Neither Seller nor any other person owning a direct or indirect, legal or beneficial interest in Seller is in violation of the Executive Order or the Patriot Act (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

6.1.14.3    Neither Seller nor any of its constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest) or affiliates, acting or benefiting, directly or indirectly, in any capacity in connection with the Properties, this Agreement, or any of the transactions contemplated hereby, is: (i) listed in the Annex to, or otherwise subject to the provisions of, that certain Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”), (ii) that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other Governmental Authority list issued post 9/11/01, (iii) acting, directly or indirectly, in contravention of any AML Law or terrorist organizations or narcotics traffickers, including those persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal

Revenue Service, all as may be amended or superseded from time to time or (iv) that is owned or controlled by, or acting for or on behalf of, any person described in clause (i), (ii) or (iii) above (a “Prohibited Person”) (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

6.1.14.4    None of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, (i) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., (ii) The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and (iii) any executive orders or regulations promulgated thereunder, with the result that sale by Seller, its managing member or any non-managing member (whether directly or indirectly), is prohibited by law (an “Embargoed Person”) (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.). No Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly); and none of the funds of Seller have been derived from any unlawful activity with the result that an investment in Seller (whether directly or indirectly) or sale by Seller, is prohibited by law or that execution, delivery and performance of this Agreement or any of the transactions contemplated hereby is in violation of law (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

6.1.15    Sales Tax. To Seller’s actual knowledge, there are no pending sales tax examinations or audits of any sales tax return of Seller with respect to any Property, and the results of any prior audits did not result in the assessment of any deficiencies which remain unpaid. All sales taxes due with respect to the Properties have been paid in full or will be paid in full in the ordinary course of business prior to the Closing Date.

6.1.16    Violations. Except as set forth on Schedule 7, neither Seller nor any Seller Subsidiary, nor to Seller’s actual knowledge, any SUSP I PSA Seller, has received any written notice of any Violation that has not been fully cured and resolved. In addition, except as set forth on Schedule 7, to Seller’s actual knowledge based solely on the SUSP I PSA, no material Violations exist with respect to the Properties or any portion thereof, and no condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a material Violation being placed on the Properties exists. Other than as set forth in Section 6.1.16 of the Disclosure Letter, neither Seller nor any Seller Subsidiary, nor to Seller’s actual knowledge any SUSP I PSA Seller has received any written notice from any governmental authorities with respect to (i) any special assessments or proposed increases in the assessed value of any of the Properties, or (ii) any condemnation or eminent domain proceedings affecting any of the Properties.

6.1.17    TI Expenditures and Leasing Commissions; Inducement Costs; Construction Contracts. Except as disclosed on Schedule 5, to Seller’s actual knowledge, there are no TI Expenditures or Leasing Commissions outstanding on the part of any SUSP I PSA Seller (actual or contingent and without regard to whether the same are currently due and payable) with respect to any of the Leases. Except as contained in any of the Leases or otherwise as disclosed on Schedule 10, to Seller’s actual knowledge there are no Inducement Costs (actual or contingent and without regard to whether the same are currently due and payable) with respect to any of the Leases. Except as disclosed on Schedule 6, to Seller’s actual knowledge based solely on the SUSP I PSA, there are no construction contracts related to Landlord TI Work (collectively, the

“Construction Contracts”), or other written contracts for any maintenance or repairs, capital or otherwise.

6.2    Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to Seller’s knowledge”, “to Seller’s actual knowledge”, “to the current, actual knowledge of Seller” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the actual knowledge only of Jason Bates and not any implied, imputed or constructive knowledge of any other party, without any independent investigation having been made or any implied duty to investigate or inquire.

6.3    No Warranty as to Existing Leases. Seller does not warrant that any particular Existing Lease will be in force or effect at the Closing, or that the Tenants will have performed their obligations thereunder. The expiration or, as not expressly prohibited by the terms of this Agreement, the termination of any Existing Lease prior to the Closing shall not affect the obligations of Purchaser under this Agreement, or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any claim on the part of Purchaser against Seller.

6.4    Intentionally Omitted

6.5    “AS IS” Sale. SUBJECT TO, AND WITHOUT IN ANY WAY LIMITING, THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER EXPRESS OBLIGATION OF SELLER PURSUANT TO THE TERMS HEREOF, AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTIES AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTIES, PURCHASER AGREES TO PURCHASE THE MEMBERSHIP INTERESTS AND ULTIMATE OWNERSHIP OF THE PROPERTIES “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE MEMBERSHIP INTERESTS OR PROPERTIES PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY SELLER, ANY REPRESENTATIVES OF SELLER OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IN PURCHASING THE MEMBERSHIP INTERESTS AND THE ULTIMATE OWNERSHIP OF THE PROPERTIES OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE PROPERTIES. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE MEMBERSHIP INTERESTS AND ULTIMATE OWNERSHIP OF THE PROPERTIES ARE BEING SOLD “AS IS”. THE TERMS AND PROVISIONS OF THIS SECTION 6.5 SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.1    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date.

7.1.1    Authority. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser subject to the Enforceability Exceptions, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered by Purchaser, be legal, valid and binding obligations of Purchaser subject to the Enforceability Exceptions, and will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

7.1.2    Bankruptcy or Debt of Purchaser. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

7.1.3    No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency and that no financing for this transaction shall be provided by Seller. Purchaser has or will have at the Closing Date, sufficient cash, available lines of credit or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

7.1.4    Patriot Act.

7.1.4.1    Purchaser (i) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., as the same apply to it or its activities; (ii) is in compliance with the Patriot Act and all rules and regulations promulgated under such Act applicable to Purchaser; and (iii) (A) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (B) has never been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder; (C) has not had any of its funds seized, frozen or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder; (D) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Purchaser suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (E) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

7.1.4.2    Neither Purchaser nor any other person owning a direct or indirect, legal or beneficial interest in Purchaser is in violation of the Executive Order or the Patriot Act (provided that no representation is made with respect to any shareholder of publicly traded shares in Oaktree Capital Group, LLC).

7.1.4.3    Neither Purchaser nor any of its constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest) or affiliates, acting or benefiting, directly or indirectly, in any capacity in connection with the Properties, this Agreement, or any of the transactions contemplated hereby, is a Prohibited Person or is owned or controlled by or acting on behalf of a Prohibited Person (provided that no representation is made with respect to any shareholder of publicly traded shares in Oaktree Capital Group, LLC).

7.1.4.4    None of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person (provided that no representation is made with respect to any shareholder of publicly traded shares in Oaktree Capital Group, LLC). No Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly); and none of the funds of any Purchaser have been derived from any unlawful activity with the result that an investment in Purchaser (whether directly or indirectly) or sale to Purchaser, is prohibited by law or that execution, delivery and performance of this Agreement or any of the transactions contemplated hereby is in violation of law (provided that no representation is made with respect to any shareholder of publicly traded shares in Oaktree Capital Group, LLC).

7.1.5    No Consents.  No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Purchaser or any of the transactions required or contemplated hereby.

7.1.6    No Conflicts.  The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Membership Interests, will not (i) conflict with or result in any violation of Purchaser’s organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Purchaser is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Purchaser or its assets or properties.

7.1.7    Litigation.  There are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, Purchaser’s knowledge, threatened in writing against Purchaser or affecting Purchaser which, if determined adversely to such entity, would adversely affect the ability of Purchaser to perform its obligations hereunder. Purchaser is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Purchaser to perform its obligations hereunder.

7.2    Purchaser’s Acknowledgment. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set out in this Agreement, Seller has not made, and Seller does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Membership Interests or Properties, including, without limitation, the water, soil and geology, (b) the income to be derived from the Membership Interests or Properties, (c) the suitability of the Membership Interests or Properties for any and all activities and uses which Purchaser may conduct, (d) the compliance of or by the Properties or their operation with any laws, rules, ordinances, designations or regulations of any applicable Governmental Authority or body, including, without limitation, the Americans with Disabilities Act, any applicable federal, state or local landmark designations, and any rules and regulations promulgated under or in connection with any of the foregoing, (e) the habitability, merchantability or fitness for a particular purpose of the Properties, (f) the current or tax liability, assessment or valuation of the Membership Interests or Properties, (g) the availability or non-availability or withdrawal or revocation of any benefits or incentives conferred by any federal, state or municipal authorities, or (h) any other matter with respect to the Membership Interests or Properties, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Properties and review the SUSP I PSA with its legal counsel, Purchaser is relying solely on its own investigation of the Membership Interests and Properties and not on any information provided or to be provided by, or on behalf of, Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Membership Interests or Properties was obtained from a variety of sources and that Seller, except as otherwise expressly provided herein, has not made any independent investigation or verification of such information. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND AS A MATERIAL INDUCEMENT TO SELLER’S EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SALE OF THE MEMBERSHIP INTERESTS AS PROVIDED FOR HEREIN IS ON AN “AS IS, WHERE IS” CONDITION AND BASIS. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this waiver as part of the negotiations for the transaction contemplated by this Agreement; and that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. The terms and provisions of this Section 7.2 shall survive the Closing or termination of this Agreement. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT

SELLER, UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW, IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER.  Except as expressly set forth in this Agreement, Purchaser hereby agrees that Seller, and each of Seller’s partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliates and related entities, heirs, successors, and assigns (collectively, the “Releasees”) shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, reasonably attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, the “Claims”) with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Membership Interests or the Properties including, without limitation, the physical, environmental and structural condition of the Properties or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (a) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Properties regardless of when such Hazardous Materials were first introduced in, on or about the Properties, (b) any patent or latent defects or deficiencies with respect to the Properties, (c) any and all matters related to the Properties or any portion thereof, including without limitation, the condition or operation of the Properties and each part thereof, (d) any and all matters related to the current or future zoning or use of the Properties, and (e) the presence, release or remediation of asbestos and asbestos containing materials in, on or about the Properties regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Properties. Purchaser hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal Superfund laws, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state environmental laws (as such laws and statutes may be amended, supplemented or replaced from time to time), or any applicable laws which regulate or control Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, directly or indirectly, against the Releasees or their agents in connection with Claims described above. “Hazardous Materials” means (A) those substances included within the definitions of any one or more of the terms “hazardous substances”, “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., and the regulations and publications issued under any such laws, (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls and (C) mold or water conditions which may exist at the Properties or other substances, wastes or materials listed or defined by any state or local statutes, regulations and ordinances pertaining to the protection of human health and the environment.

7.3    Purchaser’s Agreement Regarding Seller’s Representations. Purchaser agrees that in the event that Purchaser shall obtain actual knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty or failure to satisfy any condition on the part of Seller, then Purchaser shall promptly deliver to Seller written notice of such information specifying the representation, warranty or condition to which such information relates.

7.4    Purchaser’s Breach of Representation. (x) Any breach by Purchaser of the foregoing representations and warranties in Section 7.1 shall be deemed a material default by Purchaser under Section 12.2 of this Agreement and (y) the representations and warranties contained in Section 7.1 shall be continuing in nature and shall survive the expiration or earlier termination of this Agreement for a period of nine (9) months (provided, that the representations and warranties in Sections 7.1.1, 7.1.2 and 7.1.4 shall survive for the applicable statute of limitations). The terms and provisions of this Section 7.4 shall survive Closing or termination of this Agreement.

ARTICLE VIII.

INTERIM COVENANTS

8.1    Consent. If, pursuant to the terms of the SUSP I PSA, Seller has the express right to consent to the SUSP I PSA Sellers taking any affirmative action solely with respect to the Properties (or any Property) pursuant to Article VIII of the SUSP I PSA, and if the failure of Seller to provide such consent to SUSP I Seller will not grant SUSP I PSA Seller the right to terminate the SUSP I PSA as a result of Seller failing to give such consent, then Seller shall obtain the prior consent of Purchaser to any such affirmative action, which consent may be granted or withheld by Purchaser in its sole and absolute discretion; provided, however, if the terms of the SUSP I PSA require Seller to employ any standard regarding the granting, conditioning or withholding of any such consent that is more limited than its sole and absolute discretion, or the like, then Purchaser shall be required to employ the identical standard of discretion for the granting, conditioning or withholding of any such consent.

8.2    Tax Appeal Proceedings. Purchaser acknowledges and agrees that if any Tax Proceedings in respect of any taxes for the year of Closing or prior years for any Property are pending at the time of Closing, the applicable SUSP I PSA Seller who owned such Property shall have the right to continue to conduct such Tax Proceedings prior to and from and after the Closing Date without the consent of Purchaser or any Seller Subsidiary, and the applicable SUSP I PSA Seller shall continue to control all such Tax Proceedings. Any proceeds related to any Tax Proceeding collected by any Seller Subsidiary after the Closing Date but relating to period(s) prior to the Closing Date shall be paid by such Seller Subsidiary to the SUSP I PSA Sellers in cash promptly, and in any event within three (3) Business Days of receipt of such proceeds by any Seller Subsidiary. The provisions of this Section 8.2 shall survive the Closing and the SUSP I PSA Sellers are intended to be third party beneficiaries of this Section 8.2.

8.3    Notices of Violation. Seller shall promptly notify Purchaser of, and shall promptly deliver to Purchaser a copy of, any notice Seller may receive, from and after the Effective Date and prior to the Closing, from any Governmental Authority or from the SUSP I PSA Sellers, concerning a violation of laws at any of the Properties that has not been previously disclosed to Purchaser.

8.4    Access. Seller shall use commercially reasonable efforts to obtain the SUSP I PSA Sellers’ consent to Purchaser and its employees and authorized agents’ access to the Properties at reasonable times and upon reasonable advance notice. Provided however, (i) neither Purchaser nor any of its employees or agents shall enter any portion of any Property unless the SUSP I PSA Sellers have consented to same, and Purchaser acknowledges that Purchaser may be accompanied by a representative of the SUSP I PSA Sellers, and at Seller’s election, Seller, and (ii) Seller shall not be required to incur any cost or expense to afford Purchaser such access. Purchaser specifically agrees that neither it nor any of its employees or agents shall communicate directly with any of the SUSP I PSA Sellers, or their agents and employees, or any Tenants, or employees of Seller or the SUSP I PSA Sellers, without Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion. In the event that any such consent is granted, Purchaser shall (i) inform Seller in advance of any proposed contact with any employee or Tenant of Seller or any SUSP I PSA Seller and shall give Seller reasonable opportunity to participate in, or join, any interaction (including by phone, email or any other electronic means) with such persons and (ii) provide Seller with copies of all communications with such persons.

8.5    Casualty and Condemnation. Seller shall promptly deliver to Purchaser any notice of any fire or other material casualty occurring at a Property between the Effective Date and the date of Closing actually received by Seller or any of the Seller Subsidiaries. Seller shall promptly deliver Purchaser notice of any actual or threatened condemnation of all or any part of the Properties of which Seller obtains actual knowledge.

8.6    Estoppel Certificates. Seller shall promptly provide Purchaser with a copy of any of the estoppels related to any of the Properties actually received by Seller or any Seller Subsidiary, regardless of its form.

8.7    Amendments to SUSP I PSA. Seller agrees that it will not (without Purchaser’s prior written consent) consent to amend the SUSP I PSA in a manner that materially or disproportionately affects the Properties, provided that (i) Seller shall be entitled without the consent of Purchaser to consent in Seller’s sole discretion to enter into any amendment to the SUSP I PSA to extend the Closing Date thereunder an additional thirty (30) days or less, and (ii) for any proposed amendment to the SUSP I PSA to extend the Closing Date thereunder more than thirty (30) days, Seller shall obtain the prior written consent of Purchaser thereto, provided that (y) Purchaser shall not withhold, condition or delay such consent unless such proposed extension to the Closing Date would materially and adversely affect Purchaser’s options for financing its purchase of the Membership Interests, and (z) Purchaser may withhold or deny such consent in its sole and absolute discretion if the Closing Date would be extended to a date that is after March 5, 2015.

8.8    SUSP I Closing Conditions. Seller agrees that it will not (without Purchaser’s prior written consent) waive any portion of those certain covenants of the SUSP I PSA Sellers or conditions to the consummation of the SUSP I PSA that relate to the Properties or any portion thereof that are set forth on Schedule 17 hereof (the “No Waiver Conditions”).

8.9    SUSP I PSA Notices. Seller will provide a copy of any written notices provided pursuant to specific provisions of the SUSP I PSA to Purchaser promptly after receiving or sending same.
ARTICLE IX.

CLOSING CONDITIONS

9.1    Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Membership Interests and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Seller in writing at or prior to Closing in Seller’s sole and absolute discretion.

9.1.1    Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser contained in Article VII of this Agreement shall be true and correct in all material respects as of the Closing Date (except for any representations and warranties of Purchaser that are already qualified by materiality, which such representations and warranties of Purchaser must be true and correct in all respects as of the Closing Date), with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

9.1.2    Conditions. Purchaser shall have delivered the documents and instruments (including the Balance of the Purchase Price) required to be delivered by Purchaser pursuant to Section 10.2 of this Agreement.

9.1.3    Termination. Subject to Article XII and further subject to Purchaser’s right to adjourn the Closing hereunder, in the event Seller shall elect not to close due to the failure of any one or more of the conditions precedent to Seller’s obligation to sell set forth in this Section 9.1 which has not been waived by Seller in writing in Seller’s sole and absolute discretion, Seller shall so notify Purchaser on the day of Closing in writing specifying the unfulfilled conditions, and Purchaser shall direct the Escrow Agent to promptly deliver the Deposit to Seller, and this Agreement shall terminate, and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations). Provided, that if Seller fails to notify Purchaser on the day of Closing of any unfulfilled conditions, such conditions shall be deemed to have been waived by Seller and the parties will proceed to Closing (subject to any other applicable provisions of this Agreement).

9.2    Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Membership Interests and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at or prior to Closing in Purchaser’s sole and absolute discretion.

9.2.1    Representations, Warranties and Covenants of Seller. All representations and warranties of Seller contained this Agreement (disregarding any references therein to materiality), other than the representations and warranties of Seller set forth in Sections 6.1.1, 6.1.2, 6.1.13, 6.1.14 hereof (the “Seller Fundamental Representations”), shall be true and correct as of the Closing Date (other than any variations that arise from any changes in circumstances, events or actions occurring or taken from and after the Effective Date that have occurred in the operation of the Properties in the ordinary course of business, consistent with past practice and are not expressly prohibited by the terms hereof), with the same force and effect as if such representations and warranties were made anew as of the Closing Date (with such variations that arise from any changes in circumstances, events or actions occurring or taken from and after the Effective Date that have occurred in the operation of the Properties in the ordinary course of business, consistent with past practice and are not expressly prohibited by the terms hereof), in each case except for breaches as to matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition or value of the Properties taken as a whole, and Seller shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. The Seller Fundamental Representations (disregarding any references therein to materiality) shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Purchaser shall have received a certificate signed by an authorized officer of Seller to the effect of the provisions of this Section.

9.2.2    Conditions. Seller shall have delivered the documents and instruments required to be delivered by Seller pursuant to Section 10.1 of this Agreement.

9.2.3    Required Tenant Estoppel Certificates. Purchaser shall have received either (i) a Seller Estoppel (as such term is defined in the SUSP I PSA) for up to a maximum of 5% of the gross Leased area (as of the Effective Date of the SUSP I PSA) of all of the Properties (excluding from such calculation of the gross Lease area any applicable Immaterial Leases (as defined in the SUSP I PSA)) dated as of the Closing Date from the SUSP I PSA Sellers, or (ii) a Tenant Estoppel (as such term is defined in the SUSP I PSA) dated no more than thirty (30) days prior to Closing (provided that if either Purchaser or Sellers exercise its right to extend the Closing Date set forth in Section 4.1.3 hereof, then such estoppel certificates may be dated no more than sixty (60) days prior to Closing), from Tenants under Leases covering seventy percent (70%) of the gross Leased area (as of the Effective Date) of all of the Properties (excluding from such calculation of the gross Leased area any applicable Immaterial Leases) and from any Tenant under any Lease of a portion of any Property in excess of 30,000 square feet (collectively, the “Required Tenant Estoppels”), substantially in the form set forth in the SUSP I PSA or in a form which otherwise certifies as to those matters which are specifically required to be certified by such Tenant pursuant to the provisions of such Tenant’s Lease, without material adverse modifications, defaults or reservations of rights alleged on the part of the Tenant under the applicable Lease (for the avoidance of doubt, the following shall not be considered material adverse modifications to a Tenant Estoppel: (a) a Tenant making note of items which constitute Permitted Exceptions or items which Sellers or the SUSP I PSA Sellers otherwise agrees to discharge (in their sole discretion), (b) modifications to conform the same to the applicable Lease or other information delivered to Purchaser and (c) a Tenant limiting its statements other than with respect to (i) Tenant’s compliance with its Lease, (ii) the premises demised under its Lease and (iii) the term of and rental due under its Lease “to tenant’s knowledge” (or words of similar import)). Purchaser’s closing condition as set forth in this Section 9.2.3 shall be deemed satisfied and irrevocably waived by Purchaser if the Required Tenant Estoppels have been delivered to Purchaser at any time after the Effective Date and Purchaser does not object in a written notice to Sellers specifying Purchaser’s objections to the form of the Tenant Estoppel within three (3) Business Days after receipt thereof. If requested by Purchaser, Sellers shall request that the SUSP I PSA Sellers request updates within thirty (30) days of the Closing Date to any Required Tenant Estoppel, but the delivery of such updates to the Required Tenant Estoppels shall not be a condition to Closing. Notwithstanding the foregoing, if Seller has delivered either Seller Estoppels for up to a maximum of 5% of the gross Leased area (as of the Effective Date of the SUSP I PSA) of all of the Properties (excluding from such calculation of the gross Lease area any applicable Immaterial Leases) or Tenant Estoppels from Tenants under Leases covering at least sixty-five (65%) but less than seventy percent (70%) of the gross Leased area (as of the Effective Date) of all of the Properties (excluding from such calculation of the gross Leased area any applicable Immaterial Leases (as defined in the SUSP I PSA)) and from any Tenant under any Lease of a portion of any Property in excess of 30,000 square feet, then Seller shall be deemed to have met all closing conditions set forth in this Section 9.2.3 if Seller delivers a portion of the Purchaser Price equal to One Million Dollars ($1,000,000.00) (the “Estoppel Holdback Deposit”) to the Escrow Agent to be held in a non-interest bearing account pursuant to the terms hereof. Purchaser shall use commercially reasonable efforts after the Closing Date to obtain any and all Required Tenant Estoppels which were not delivered prior to Closing (the “Missing Required Tenant Estoppels”) and shall keep the Seller reasonably informed as to what actions Purchaser is taking and the results of same. Purchaser shall promptly provide Seller with copies of any Tenant Estoppels that Purchaser receives after the Closing Date. If, at any time within the ninety days after the Closing Date, Purchaser obtains the Missing Required Tenant Estoppels, then the Escrow Agent shall promptly disburse the Estoppel Holdback Deposit to the Seller. If, by 5:00 pm Eastern time on the day that is 91 days after the Closing Date, Purchaser, after using commercially reasonable efforts, has not been able to obtain the Missing Required Tenant Estoppels, then upon receipt by Escrow Agent and Seller of an officer’s certificate from an authorized officer of the Purchaser certifying to Seller and the Escrow Agent that, after using commercially reasonable efforts to obtain the Missing Required Tenant Estoppels, Purchaser was not able to obtain the Missing Tenant Estoppels the Escrow Agent shall promptly disburse the Estoppel Holdback Deposit to the Purchaser. The provisions of this Section 9.2.3 shall survive Closing.

9.2.4    No Waiver Conditions. Each of the No Waiver Conditions related to the Properties, or any portion thereof, shall have been satisfied.

9.2.5    Termination. Subject to Article XII and further subject to Seller’s right to adjourn the Closing hereunder, in the event Purchaser shall elect not to close due to the failure of any one or more of the conditions precedent to Purchaser’s obligation to consummate this transaction set forth in this Section 9.2 which has not been waived by Purchaser in writing in Purchaser’s sole and absolute discretion, Purchaser shall so notify Seller by 10:30 a.m. Eastern time on the day of Closing in writing specifying the unfulfilled conditions and this Agreement shall terminate and, so long as Purchaser is not in material default or breach of its obligations under this Agreement, Purchaser shall be entitled to receive the Deposit, provided that if Purchaser fails to notify Seller by 10:30 a.m. Eastern time on the day of Closing of any unfulfilled conditions, such conditions shall be deemed to have been waived by Purchaser and the parties will proceed to Closing (subject to any other applicable provisions of this Agreement).

9.3    Conditions to Obligations of Purchaser and Seller.

(a)    The obligations of Purchaser and Seller under this Agreement to purchase and sell the Membership Interests and consummate the other transactions contemplated hereby shall be subject to the absence of any order, writ, injunction or decree (collectively, “Order”) having been entered and be in effect by any court of competent jurisdiction or any authority, and the absence of any requirement of any Governmental Authority having been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby of by the SUSP I PSA (a “Restrictive Order”). If any Restrictive Order is in effect at Closing, either Purchaser or Seller may terminate this Agreement by written notice to the other party and to the Escrow Agent, at which point, so long as Purchaser is not in material default or material breach of its obligations under this Agreement, the Deposit shall be promptly paid to and retained by Purchaser; provided that if any Restrictive Order shall be in effect as a direct or indirect result of any of Purchaser’s or its affiliates’ acts or omissions and Purchaser or Seller terminate this Agreement, such termination shall constitute a material default by Purchaser hereunder, entitling Seller to all rights and remedies provided under Section 12.2 hereof (and Purchaser shall not be entitled to the Deposit).

(b)    The obligations of Purchaser and Seller under this Agreement to purchase and sell the Membership Interests and consummate the other transactions contemplated hereby shall be subject the consummation of the Closing (as such term is defined in the SUSP I PSA). Except as expressly set forth herein, Purchaser acknowledges that Seller shall not be deemed to be in breach or default of this Agreement if the Closing contemplated by the SUSP I PSA is not consummated for any reason, including without limitation the breach or voluntary termination of the SUSP I PSA by Seller or the SUSP I PSA Sellers. Except as expressly set forth herein, other than any portion of the Liquidated Damages (as such term is defined in the SUSP I PSA) payable to Purchaser pursuant to Section 12.1 hereof, Purchaser’s sole remedy in the event that the Closing (as defined in the SUSP I PSA) does not occur shall be to terminate this Agreement by written notice to Seller and Escrow Agent, in which event Purchaser shall be entitled to receive the Deposit.

ARTICLE X.

CLOSING

10.1    Seller’s Closing Obligations. Seller shall execute, acknowledge (where applicable) and deliver or cause to be delivered to Purchaser at Closing the following:

10.1.1    An Assignment and Assumption of Membership Interests that transfers the Membership Interests owned by Seller to Purchaser, in the form attached hereto as Exhibit B;

10.1.2    If not already provided to Purchaser, whether in hard copy or electronic form, copies of all Existing Leases and new Leases (if any) in effect on such date;

10.1.3    Certificate certifying that Seller is not a “foreign person” as defined in Section 1445 of the Code;

10.1.4    An original certificate signed by an authorized senior officer of Seller attaching a true, complete and correct copy of the resolutions of Seller authorizing the execution by Seller of this Agreement;

10.1.5    A rent roll for the Properties dated as of the Closing Date;

10.1.6    The final Closing Statement signed by an authorized senior officer of Seller;

10.1.7    All of the SUSP I PSA Seller closing deliverables under Section 10.1 of the SUSP I PSA that are applicable to the Property

10.1.8    All other instruments as are reasonably requested by Purchaser and are customarily executed by Seller in the states where the Properties are located to effectuate the conveyance of membership interests similar to the Membership Interests.

10.2    Purchaser’s Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

10.2.1    The Balance of the Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds;

10.2.2    An original certificate signed by an authorized senior officer of Purchaser attaching a true, complete and correct copy of the resolution of Purchaser authorizing the execution by Purchaser of this Agreement; and

10.2.3    A counterpart original of the Assignment and Assumption of Membership Interests executed by Purchaser; and

10.2.4    All other instruments as are reasonably requested by Seller and are customarily executed by purchasers in the states where the Properties are to effectuate the conveyance of membership interests similar to the Membership Interests.

ARTICLE XI.

RISK OF LOSS

11.1    Casualty. Notwithstanding any other provision of this Agreement but subject to the following paragraph, if all or any part any Property is damaged by fire or other casualty occurring following the Effective Date and prior to the Closing (each such fire or other casualty, a "Casualty Event"), no party shall have the right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage. In such event, the relevant Seller Subsidiary shall, on the Closing Date (and subject to the Closing having occurred), have the right to make a claim for and to retain casualty insurance proceeds, less any costs or expenses incurred by the SUSP I PSA Sellers prior to Closing with respect to any repairs or rebuilding (the "Casualty Insurance Proceeds"), (which such amounts shall not be assigned and shall be remitted to the SUSP I PSA Sellers) received under, the casualty insurance policies in effect with respect to such Property on account of said physical damage or destruction, and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy (the "Deductible"). Seller covenants and agrees to use commercially reasonable efforts to collect any such Casualty Insurance Proceeds from the SUSP I PSA Sellers and/or their insurance providers. In the event that the sum of all Casualty Insurance Proceeds and Deductibles actually received in connection with Casualty Events is less than the actual third-party, out-of-pocket cost incurred by Purchaser to repair the damage caused by the Casualty Events to a substantially similar condition as such Property or Properties were in immediately prior to the Casualty Event (the difference being the "Shortfall"), the parties agree that any such Shortfall shall be paid as follows: (a) Seller shall pay the first $2,500,000.00 of any Shortfall, (b) Purchaser shall pay the next $2,500,000.00 of any Shortfall, and (c) any remaining portion of the Shortfall shall be paid 50% by Purchaser and 50% by Seller, provided that in no event shall Seller be obligated to pay more than $5,000,000.00 in the aggregate (inclusive of the funds paid pursuant to clause (a) above) for all Shortfalls. If judicial or arbitration proceedings are instituted in order to pursue such collection efforts, Seller and Purchaser shall cooperate in good faith with respect to such judicial or arbitration proceedings, and Purchaser shall reimburse Seller for all fees and costs associated with such judicial or arbitration proceedings.

If (i) all or any part of Deerfield I, Deerfield II, Hidden River I, Hidden River II or Hidden River III (each, a “Large Casualty Property”) is damaged by fire or other casualty occurring following the Effective Date and prior to the Closing, and (ii) such damage renders, or is reasonably expected to render, 25% or more of the rentable square feet of any Large Casualty Property unusable for a period of more than six months, then Purchaser shall have the right in its sole discretion to elect by written notice to Seller within five (5) Business Days after the date that Purchaser first received notice of such damage to exclude from the purchase pursuant to this Agreement the Membership Interests for the Seller Subsidiary that owns any such Large Casualty Property. If Purchaser makes such election in accordance with the previous sentence, then from and after the date of such election: (i) the term “Membership Interests” shall no longer include any Membership Interests that Purchaser has elected to exclude in accordance with the terms of the previous sentence (the “Excluded Membership Interests”), (ii) the terms “Seller Subsidiaries” or “Seller Subsidiary” shall no longer include any entities whose membership interests are Excluded Membership Interests, (iii) the terms “Properties” or “Property” shall no longer include any such Large Casualty Property that has an owner whose membership interests are Excluded Membership Interests, (iv) the Purchaser Price shall be reduced by the value of the Excluded Membership Interests (as set forth on Schedule 16), and (v) Purchaser agrees to cause the applicable Seller Subsidiary or Subsidiaries to execute and deliver at Closing any documents requested by Seller, including any reciprocal easement agreement, reasonably required to grant ingress and egress to any Large Casualty Property that is no longer one of the Properties.
11.2    Condemnation. Notwithstanding any other provision of this Agreement, if, prior to the Closing Date, any part of any Property is taken (other than a temporary taking), or if Seller shall receive an official notice from any Governmental Authority having eminent domain power over a Property of its intention to take, by eminent domain proceeding, any part of a Property (a “Taking”), no party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that the relevant Seller Subsidiary shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected as a result of such Taking less the reasonable expenses incurred by any SUSP I PSA Seller that the Seller is required to, and actually does, credit or reimburse to SUSP I PSA Seller under the SUSP I PSA in connection with such Taking, or (ii) if no award or other proceeds shall have been collected at Closing, Purchaser shall reimburse Seller on an indemnity basis for the reasonable expenses payable by the SUSP I PSA Sellers that the Seller is required to, and actually does, credit or reimburse to SUSP I PSA Seller pursuant to the SUSP I PSA in connection with such Taking.

11.3    General Obligations Law. For the avoidance of doubt, the provisions of Article XI are intended to supersede the application to this Agreement of Section 5-1311 of the New York General Obligations Law and any similar provision of Law in any other jurisdiction that establishes a default rule for the allocation of risk of loss following a casualty or condemnation.

ARTICLE XII.

PRE-CLOSING DEFAULT AND INDEMNIFICATION

12.1    Default by Seller. Except as set forth below, in the event of a material default hereunder by Seller on or prior to Closing, and provided that Purchaser is not also in material breach or material default of its obligations under this Agreement, Purchaser may elect, as its sole and exclusive remedy prior to Closing to (i) terminate this Agreement and receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1 hereof, and in such event, Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or (ii) if the Closing (as defined in the SUSP I PSA) occurs, specifically enforce the terms and conditions of this Agreement. Notwithstanding the foregoing, (i) if Seller actually receives Liquidated Damages (as such term is defined in the SUSP I PSA) from the SUSP I PSA Sellers, Purchaser shall receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1 and Seller shall pay a portion of such Liquidated Damages to Purchaser in the amount of $10,000,000.00 (the “SUSP II Liquidated Damages”) to compensate Purchaser for its damages in connection with the termination of this Agreement due to the SUSP I PSA Sellers’ breach, and this Agreement shall terminate, and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations, and (ii) in the event that: (a) (1) specific performance is not available to Purchaser because Seller willfully sells, conveys or otherwise transfers or disposes of (whether or not for consideration or of record) the Membership Interests to any person or entity other than Purchaser (or Purchaser’s designee(s) or assignee(s)) or otherwise encumbers, pledges or hypothecates the Membership Interest, or (2) Seller commits a willful, material default hereunder on or prior to Closing, (b) Purchaser is not also in material breach or material default of its obligations under this Agreement, and (c) Purchaser elects to terminate this Agreement, then in addition to receiving the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1 hereof, Seller shall pay to Purchaser lesser of Purchaser’s actual third party costs and expenses in connection with the negotiation and execution of this Agreement, or $1,500,000.00, and then neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Purchaser may suffer, and therefore, Purchaser and Seller hereby agree a reasonable estimate of the total net detriment Purchaser would suffer in the event this Agreement is terminated due to the SUSP I PSA Sellers' trigger the Liquidated Damages Right (as such term is defined in the SUSP I PSA) is and shall be, as Purchaser’s sole and exclusive remedy (whether at law or in equity), a sum equal to the SUSP II Liquidated Damages. THE AMOUNT OF SUCH SUSP II LIQUIDATED DAMAGES SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES TO PURCHASER FOR THE SUSP I PSA SELLERS TRIGGERING THE LIQUIDATED DAMAGES RIGHT, AND ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES FOR SUCH FAILURE TO COMPLY AND FRUSTRATION BEING HEREBY EXPRESSLY WAIVED BY PURCHASER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, PURCHASER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO FILE A LIS PENDENS OR OTHER LIEN AGAINST ANY OF THE MEMBERSHIP INTERESTS OR THE PROPERTIES (OR ANY PORTION THEREOF) IN THE EVENT OF AN ALLEGED OR ACTUAL DEFAULT BY A SELLER HEREUNDER. PURCHASER ACKNOWLEDGES AND AGREES THAT (1) PURCHASER HAS HAD THE ADVICE OF COUNSEL OF ITS OWN SELECTION WHO HAS REVIEWED THIS SECTION 12.1 IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT, (2) THE TERMS OF THIS AGREEMENT WERE NEGOTIATED AT ARMS LENGTH AND (3) THE WAIVERS BY PURCHASER CONTAINED IN THIS SECTION 12.1 ARE MADE ON A FULLY INFORMED BASIS AND (4) PURCHASER UNDERSTANDS THE EFFECT OF SUCH WAIVERS.
12.2    Default by Purchaser. In the event of a material default hereunder by Purchaser on or prior to Closing, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Therefore, Purchaser and Seller hereby agree a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser materially defaults is and shall be, as Seller’s sole and exclusive remedy in respect of any such material default (whether at law or in equity), a sum equal to the Deposit. Upon such material default by Purchaser, Seller shall have the right to promptly receive the Deposit from the Escrow Agent, in accordance with the terms and provisions of Section 3.1 hereof, as its sole and exclusive remedy prior to Closing in respect of any such material default, and thereupon, this Agreement shall terminate, and neither Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S MATERIAL DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE MEMBERSHIP INTERESTS, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES FOR SUCH MATERIAL DEFAULT BEING HEREBY EXPRESSLY WAIVED BY SELLER.

12.3    Indemnification.

12.3.1    Indemnification by Seller. Following the Closing and subject to Sections 12.3.3 through 12.3.8, Seller shall save, protect, defend, indemnify and hold Purchaser harmless from and against any and all out of pocket costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable outside attorneys’ fees and disbursements) suffered or incurred by Purchaser in connection with any and all losses, liabilities, claims, damages and out of pocket expenses (“Losses”), arising out of (a) any breach of any representation or warranty of Seller contained in this Agreement and (b) any breach of any covenant of Seller which survives the Closing contained in this Agreement.

12.3.2    Indemnification by Purchaser. Following the Closing and subject to Sections 12.3.3 through 12.3.8, Purchaser shall save, protect, defend, indemnify and hold Seller harmless from any and all Losses arising out of (a) any breach of any representation or warranty by Purchaser contained in this Agreement, and (b) any breach of any covenant of Purchaser which survives the Closing contained in this Agreement.

12.3.3    Limitation on Indemnification. Notwithstanding anything to the contrary or inconsistent in this Agreement or in any of the agreements, certificates or affidavits delivered by Seller pursuant to this Agreement, (i) Seller shall not have any liability for any Losses suffered or incurred by Purchaser as a result of any default or breach by Seller of any provision of this Agreement or the inaccuracy of any of the representations or warranties of Seller set forth in Section 6.1 hereof (“Purchaser’s Damages”) unless and until the aggregate sum of such obligations of all Seller shall have a monetary value of $500,000.00 or more (the “Liability Basket”) (provided that if Purchaser’s Damages, in the aggregate, meet or exceed the Liability Basket, then Seller shall be liable for the full amount of Purchaser’s Damages, including the Liability Basket, subject to clause (ii) hereof) and (ii) subject to the provisions of Section 12.3.7 hereof, the aggregate liability of Seller arising pursuant to or in connection with any default or breach by Seller of any provision of this Agreement or the inaccuracy of any of the representations or warranties of Seller set forth in Section 6.1 hereof shall not exceed an amount equal to $5,000,000.00 (the “Liability Cap”). Provided however, notwithstanding anything to the contrary, in no event shall either the Liability Basket or the Liability Cap apply to any Losses or claims arising from or in connection with (a) fraud by Seller, (b) Section 13.1 hereof, (c) Section 4.2.2, or 4.4 (d) any misrepresentation contained in or omission from Seller Estoppel, (e) a breach of the representations and warranties of the Seller set forth in Sections 6.1.1, 6.1.2, 6.1.13, 6.1.14, 6.1.15 or 6.1.17, and (f) any other breach by Seller of any covenant set forth in this Agreement.

12.3.4    Notification.  In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than 25 days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay. If the claim or demand set forth in the Claim Notice is related to a claim or demand asserted by a third party, the Indemnifying Party shall have ten (10) days after the date on which Claim Notice is given to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of (and in the name of) the Indemnified Party. If the Indemnifying Party notice elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand. So long as the Indemnifying Party, is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. The Indemnifying Party may, if they elect to defend a third party claim, pay, settle or compromise such third party claim or demand (i) with the written consent of the Indemnified Party or (ii) without such consent, so long as such settlement includes (A) an unconditional release of the Indemnified Party from all Losses in respect of such claim or litigation, (B) does not subject the Indemnified Parties to any injunctive relief or other equitable remedy, and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.

12.3.5    Survival. The express representations and warranties made in this Agreement by Seller shall not merge into any instrument of conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Seller shall survive the Closing for a period of nine (9) months (provided, that, the representations and warranties in Sections 6.1.1, 6.1.2, 6.1.11, 6.1.12, 6.1.13, 6.1.14 and 6.1.15 shall survive for the statutory period set out in the applicable statute of limitations) (the “Survival Period”). An Indemnified Party shall not be entitled to assert any indemnification pursuant to Section 12.3 after the date the Survival Period expires (or, in relation to Purchaser’s representations and warranties, the relevant time period set out in Section 7.4) in respect of the relevant representation and warranty; provided, that if on or prior to the date on which such representation or warranty ceases to survive, a Claim Notice shall have been given by the Indemnified Party pursuant to Section 12.3.4 for such indemnification, the Indemnified Party shall continue to have the right to be indemnified with respect to such indemnification claim until such claim for indemnification has been satisfied or otherwise resolved as provided in this Section12.3.

12.3.6    Indemnification as Sole Remedy. Notwithstanding anything to the contrary, if the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement which survives the Closing shall be the indemnifications provided for under this Section 12.3. Further, except for fraud by Seller or any breach by Seller of Sections 6.1.1, 6.1.2, 6.1.3, 6.1.12 and 6.1.14 hereof, Purchaser agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Purchaser, or under any law applicable to the Membership Interests, the Properties or this transaction (including but not limited to the failure of Section 9.2.4 of this Agreement to have been true at the time of Closing), shall be strictly limited to Seller’s actual recovery of any such sums from the SUSP I PSA Sellers pursuant to Section 3.3 of the SUSP I PSA and the terms of Section 12.3.7 below. Purchaser acknowledges and agrees the Post-Closing Deposit (as such term is defined in the SUSP I PSA) may be insufficient to compensate Purchaser for any Losses, and Seller shall be entitled to receive disbursements of one of more Claim Amounts (as such term is defined in the SUSP I PSA) in accordance with the terms of the SUSP I PSA and Section 12.3.7 below even if such disbursements result in the partial or complete depletion of the Post-Closing Deposit.

12.3.7    Post-Closing Deposit. From and after the Closing, Seller covenants and agrees to use commercially reasonable efforts to enforce all of the rights and remedies of Seller or the Seller Subsidiaries under the SUSP I PSA. If, at the election of any of the Seller Subsidiaries, judicial or arbitration proceedings are instituted in order to enforce such rights and remedies relating to the Properties (or any Property), Purchaser and Seller shall cooperate in good faith with respect to such judicial or arbitration proceedings, and Purchaser shall reimburse Seller for all fees and costs associated with such judicial or arbitration proceedings. If either Seller or Purchaser shall claim that: (A) a breach of the representations and warranties of any SUSP I PSA Seller shall have occurred, and/or (B) any SUSP I PSA Seller has failed to perform any of its covenants which survive the closing set forth in the SUSP I PSA (each a “SUSP I PSA Seller Breach”), then Seller and Purchaser agree to follow the procedures set forth below in this Section 12.3.7. Upon the reasonable request of Purchaser, Seller shall provide Purchaser with information regarding the status of any Notice of Breach (as defined in the SUSP I PSA) and Breach Notice Challenge (as defined in the SUSP I PSA), and the amount of any disbursements from the Post-Closing Deposit Account (as defined in the SUSP I PSA) actually received by Seller.

12.3.7.1    Notice of Breach. If there are any funds remaining on deposit in the Post-Closing Deposit Account, at all times prior to 6:00 pm Eastern time on the Survival Date (as defined in the SUSP I PSA): (i) Seller shall simultaneously provide Purchaser with a copy of any Notice of Breach that Seller sends to the SUSP I PSA Sellers relating to any of the properties described in Exhibits A-3, A-4 or A-5 of the SUSP I PSA (collectively, the “Seller Properties”); and (ii) in the event that Purchaser reasonably claims that a SUSP I PSA Seller Breach has occurred that relates to any one or more of the Properties, upon receipt by Seller at least 2 Business Days before the Survival Date of a draft of the Notice of Breach prepared by Purchaser which sets forth with reasonable specificity the nature of the alleged breach or covenant failure, the provisions of the SUSP I PSA alleged to have been breached, and Purchaser’s good faith reasonable estimate of the Claim Amount, Seller shall send such Notice of Breach to the SUSP I PSA Sellers within two (2) Business Days after the date that Seller received the draft of same from Purchaser.

12.3.7.2    Additional Claims.

12.3.7.2.1    If there are no funds (or insufficient funds for the Claim Amount of any Notice of Breach at the time such Notice of Breach was submitted to SUSP I PSA Sellers) remaining on deposit in the Post-Closing Deposit Account, at all times prior to 6:00 pm Eastern time on the Survival Date: (i) in the event that there is a SUSP I PSA Seller Breach relating to any of the Seller Properties, Seller shall send to Purchaser a written notice of such SUSP I PSA Seller Breach relating to the Seller Properties to Purchaser setting forth with reasonable specificity the nature of the alleged breach or covenant failure, the provisions of the SUSP I PSA alleged to have been breached, and Seller’s good faith reasonable estimate of the amount of the loss, claim, damage, injury, cost or expense (each individually and collectively, a “Seller Additional Claim”); (ii) in the event that there is a SUSP I PSA Seller Breach relating to any of the Properties, Purchaser shall send to Seller a written notice of such SUSP I PSA Seller Breach relating to the Properties to Seller setting forth with reasonable specificity the nature of the alleged breach or covenant failure, the provisions of the SUSP I PSA alleged to have been breached, and Purchaser’s good faith reasonable estimate of the amount of the loss, claim, damage, injury, cost or expense (each individually and collectively, a “Purchaser Additional Claim”; and together with a Seller Additional Claim, each an "Additional Claim"), and (iii) in the event that Seller submitted a Notice of Breach to the SUSP I PSA Sellers but, on the date that Seller Submitted such Notice of Breach to the SUSP I PSA Sellers, there were insufficient funds in the Post-Closing Deposit Account to pay the entire Claim Amount set forth in such Notice of Breach, then, Seller (if such Notice of Breach related to any of the Seller Properties) or Purchaser (if such Notice of Breach related to any of the Properties), as applicable, shall send to the other party a written notice of same, which notice shall include a copy of the Notice of Breach and such party’s good faith reasonable estimate of the amount of the loss, claim, damage, injury, cost or expense in excess of any funds on deposit in the Post-Closing Deposit Account on the date such Notice of Breach was submitted to the SUSP I PSA Sellers (such excess being deemed an Additional Claim for all purposes hereunder).

12.3.7.2.2    In the event that either party disputes validity or reasonableness of the other party’s Additional Claim, such party shall notify the other, in writing of such dispute (each an “Additional Claim Challenge”). In the event that an Additional Claim Challenge is not provided to the Seller or Purchaser, as applicable, prior to 5:59 p.m. Eastern Time on the fifteenth (15th) Business Day after its receipt of the Additional Claim, the claim made and amount asserted in such Additional Claim shall be conclusively deemed to be approved and accepted. In the event that any Additional Claim Challenge is timely provided, the parties shall attempt to resolve their dispute in good faith, provided that if no such written resolution agreeable to all parties is agreed upon within forty (40) days after Survival Date, the claims described in any such Additional Claim(s), shall be settled by arbitration as set forth in Section 12.3.7.6 below and the prevailing party provisions of Section 15.15 of this Agreement shall apply thereto.

12.3.7.3    Disbursements from Post-Closing Deposit Account. If Seller actually receives any funds from the Post-Closing Deposit Account, Seller shall:

(i)	retain any such funds equal to or less than $5,000,000.00 that Seller received pursuant to a Notice of Breach for any of the Seller Properties,

(ii)
disburse any such funds in excess of $5,000,000.00 that Seller actually received pursuant to a Notice of Breach for any of the Seller Properties to Escrow Agent to be held in an interest bearing account for the benefit of Seller (the “SUSP II Post-Closing Deposit Account”) and disbursed by Escrow Agent in accordance with the terms and provisions of this Section 12.3.7 (Seller shall automatically be deemed to have a Seller Additional Claim in the amount of any funds disbursed to Escrow Agent in accordance with this clause (ii), and such Seller Additional Claim shall not be subject to any Additional Claim Challenge),

(iii)	disburse to Purchaser any such funds equal to or less than $5,000,000.00 that Seller received pursuant to a Notice of Breach for any of the Properties, and

(iv)
disburse any such funds in excess of $5,000,000.00 that Seller actually received pursuant to a Notice of Breach for any of the Properties to Escrow Agent to be held in the SUSP II Post-Closing Deposit Account and disbursed by Escrow Agent in accordance with the terms and provisions of this Section 12.3.7 (Purchaser shall automatically be deemed to have a Purchaser Additional Claim in the amount of any funds disbursed to Escrow Agent in accordance with this clause (iv) and such Purchaser Additional Claim shall not be subject to any Additional Claim Challenge).

12.3.7.4    SUSP II Post-Closing Deposit Account. Purchaser and Seller shall each be responsible for 50% of all escrow fees in connection with the SUSP II Post-Closing Deposit Account. Any interest accrued on the SUSP II Post-Closing Deposit Account shall be disbursed by the Escrow Agent in the same manner as the relevant part of SUSP II Post-Closing Deposit to which it relates (and the recipient of such SUSP II Post-Closing Deposit so disbursed shall be responsible for any tax payable on the associated interest). If, from and after the date that is 16 Business Days after the Survival Date, either party reasonably believes that such party is entitled to a disbursement of funds from the SUSP II Post-Closing Deposit Account pursuant to Section 12.3.7.5 below, such party shall simultaneously send to the other party and the Escrow Agent an officer’s certificate executed by an authorized individual certifying on behalf of such entity (i) the amount of funds such party is entitled to from the SUSP II Post-Closing Deposit, and (ii) the provision of this Agreement that entitles such party to such funds (each a “SUSP II Post-Closing Deposit Officer’s Certificate”). Upon receipt of any SUSP II Post-Closing Deposit Officer’s Certificate, Escrow Agent shall send a copy of same to the party that did not send same within one (1) Business Day of its receipt thereof. If either party objects to any information in the other party’s SUSP II Post-Closing Deposit Officer’s Certificate, it shall send written notice of same to the other party and the Escrow Agent setting forth in reasonable detail its reason for objection within three (3) Business Days of its receipt thereof (each an “Officer’s Certificate Objection”). If either party sends an Officer’s Certificate Objection, the parties shall attempt to resolve their dispute in good faith, provided that if no such written resolution agreeable to all parties is agreed upon within forty (40) days after Survival Date, the claims described in any such Additional Claim(s), shall be settled by arbitration as set forth in Section 12.3.7.6 below and the prevailing party provisions of Section 15.15 of this Agreement shall apply thereto.

12.3.7.5    Disbursements from the SUSP II Post-Closing Deposit Account. For purposes hereof, any party that has received (and in the case of Seller, retained) sums from the Post-Closing Deposit Account in accordance with Section 12.3.7.3 equal to $5,000,000.00 shall be called the "Capped Party", and any party that has not received (or in the case of Seller, retained) sums equal to $5,000,000.00 from the Post-Closing Deposit Account in accordance with Section 12.3.7.3 shall be called the "Non-Capped Party". Any funds deposited into the SUSP II Post-Closing Deposit Account shall be held and disbursed by Escrow Agent as follows:
.
(i)    If (a) the Non-Capped Party has no Additional Claims, (b) the Capped Party has sent a SUSP II Post-Closing Deposit Officer’s Certificate to the Capped Party and the Escrow Agent, and (c) Escrow Agent has not received an Officer’s Certificate Objection, then on the fourth (4th) Business Day after its receipt of such SUSP II Post-Closing Deposit Officer’s Certificate, Escrow Agent shall disburse all funds on deposit in the SUSP II Post-Closing Deposit Account to the Capped Party.

(ii)    If (a) the Non-Capped Party has any Additional Claims that are not subject to an Additional Claim Challenge, (b) the Non-Capped Party has sent a SUSP II Post-Closing Deposit Officer’s Certificate to the Capped Party and the Escrow Agent, and (c) Escrow Agent has not received an Officer’s Certificate Objection, then on the fourth (4th) Business Day after its receipt of such SUSP II Post-Closing Deposit Officer’s Certificate, Escrow Agent shall disburse to the Non-Capped Party the lesser of (a) such Additional Claims of the Non-Capped Party that are not subject to an Additional Claim Challenge, and (b) all funds on deposit in the SUSP II Post-Closing Deposit Account.

(iii)    If (a) the funds in the SUSP II Post-Closing Deposit Account are greater than the aggregate amount of all Additional Claims made by the Non-Capped Party (including such Additional Claims that are subject to any Additional Claim Challenge and those that are not) (the “Aggregate Non-Capped Party Claims”), (b) the Capped Party has sent a SUSP II Post-Closing Deposit Officer’s Certificate to the Capped Party and the Escrow Agent, and (c) Escrow Agent has not received an Officer’s Certificate Objection, then on the fourth (4th) Business Day after its receipt of such SUSP II Post-Closing Deposit Officer’s Certificate, Escrow Agent shall disburse any funds in the SUSP II Post-Closing Deposit Account in excess of the Aggregate Non-Capped Party Claims to the Capped Party.

(iv)    If Seller and Purchaser provide Escrow Agent with joint written instructions for the disbursement of any funds Escrow Agent shall disburse such funds in accordance with such joint written instructions.

(v)    If either Seller or Purchaser provide Escrow Agent with an award rendered by an arbitrator in accordance with the provisions of Section 12.3.7.6 below, Escrow Agent shall disburse all remaining funds in accordance with the instructions of the arbitrator contained therein.

12.3.7.6    Arbitration of Additional Claim Challenges. In the event that the parties are not able to resolve any disputes regarding one or more Additional Claim Challenges or Officer’s Certificate Objections in good faith as set forth in Sections 12.3.7.2 and 12.3.7.4 above, then the claims described in the Additional Claim(s) shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, by a panel of one arbitrator, in Miami-Dade County, Florida, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Purchaser shall carry the burden of proof for any Purchaser Additional Claim(s) and Seller shall carry the burden of proof for any Seller Additional Claim(s). The parties agree that there will be no discovery in such arbitration and the final arbitration award shall be made no later than six (6) months from the date of filing the demand for arbitration.

12.3.8    The terms and provisions of this Section 12.3 shall survive Closing or termination of this Agreement.

ARTICLE XIII.

BROKERS

13.1    Brokerage Indemnity.

13.1.1    Seller and Purchaser each represents and warrants to the other that it has not dealt or negotiated with any broker in connection with the sale of the Membership Interests as provided by this Agreement other than Holliday Fenoglio Fowler, L.P. (the “Broker”) who represents Seller.

13.1.2    Each of (a) Purchaser, and (b) Seller, shall indemnify, defend and hold harmless Seller and Purchaser (respectively) and each of their affiliates, and its and their partners, members, trustees, advisors, officers, and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have dealt with Purchaser or Seller (respectively) in connection with this transaction other than the Broker.

13.1.3    Seller shall pay the Broker in connection with the consummation of the transactions contemplated by this Agreement pursuant to a separate agreement between Seller and the Broker. The provisions of this Article XIII shall survive the Closing or termination of this Agreement.

ARTICLE XIV.

PUBLICATION

14.1    Publication; Audit Rights.

Prior to Closing, neither Purchaser nor Seller shall disclose the existence of this Agreement or the negotiations leading to or of any of the terms hereof, or issue any press release or other information to the public regarding the transaction contemplated herein, except as may be expressly approved in writing in advance by the other party hereto.  Notwithstanding the foregoing, either party shall be permitted to make such disclosures solely to the extent as are required in order to avoid a violation of applicable law, including the securities laws and laws relating to financial reporting, in which case the party required to make the disclosure shall allow the other party reasonable time to comment on such release or announcement in advance of such public disclosure. Purchaser specifically acknowledges that Parkway Properties, Inc., an affiliate of Seller, is a publicly traded company on the New York Stock Exchange and is subject to the listing requirements thereof, as well as the reporting requirements of the United States Securities and Exchange Commission. This Section 14.1 shall survive Closing.

ARTICLE XV.

MISCELLANEOUS

15.1    Notices. Any and all notices, requests, demands or other communications hereunder (before or after Closing) shall be given in writing and by hand delivery, by facsimile delivery (with confirmation by hard copy), by overnight courier, by electronic mail in the form of a .pdf file (with telephone confirmation within one Business Day following) or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof):

To Seller:            390 North Orange Avenue, Suite 2400
Orlando, Florida 32801
Attention: Jason A. Bates
Fax No.: 407.650.0597

With a copy to:        390 North Orange Avenue, Suite 2400
Orlando, Florida 32801
Attention: General Counsel
Fax No.: 407.650.0597

With a copy to:        Bilzin Sumberg
1450 Biscayne Boulevard, Suite 2300
Miami, Florida 33131
Attention: James W. Shindell, Esq.
Fax No. 305.351.2256

To Purchaser:            Banyan Street/GAP SUSP Holdings, LLC
c/o Banyan Street Capital
777 Brickell Ave., Suite 1100
Miami, Florida 33131
Attn: Rodolfo Prio Touzet

With a copies to:        Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, FL 33130
Attention: Jason A. Post, Esq.

and

c/o Oaktree Real Estate Group
1301 Avenue of the Americas
New York, NY 10019
Attn: Todd Liker

and

c/o Oaktree Real Estate Group
333 So. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn: Cary Kleinman

and

Paul Hastings LLP
75 East 55th Street
New York, NY 10022
Attn: Peter C. Olsen, Esq.

To Escrow Agent:         Chicago Title Insurance Company
711 Third Avenue, 5th Floor
New York, NY 10017
Attention: Yosi (Joe) Benlevi
Fax No.: (212) 880-9635

Purchaser’s counsel may give any notices or other communications hereunder on behalf of Purchaser, and Seller’s counsel may give any notices or other communications hereunder on behalf of Seller, and each notice so given shall have the same force and effect as if sent by such party. Any notice hereunder shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.
15.2    Governing Law; Venue.

15.2.1    The Seller’s Closing Obligations and the Purchaser’s Closing Obligations shall be delivered in the State of New York and the Closing shall take place in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforcement and performance, this Agreement and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York except where a specific provision is required by the applicable law of the State where a Property is located to be governed by the law of such State. To the fullest extent permitted by law (but subject to the provision in the preceding sentence), the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed and construed in accordance with the laws of the State of New York as aforesaid pursuant to Section 5-1401 of the New York General Obligations Law.

15.2.2    To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each party hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

15.3    Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

15.4    Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or Federal holiday for which financial institutions or post offices are generally closed in the State of New York. As used herein, the term “Business Day” means any day that is not Saturday, Sunday or legal holiday.

15.5    Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement. Counterparts executed and delivered by electronic means, including but not limited to facsimile or .pdf, shall be fully effective and binding and shall constitute originals.

15.6    Binding Effect. This Agreement shall not become a binding obligation upon Seller or Purchaser unless and until the same has been fully executed by Purchaser and Seller and a fully executed counterpart has been delivered by Seller to Purchaser and by Purchaser to Seller.

15.7    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

15.8    Assignment. This Agreement may be assigned in whole or part by Purchaser to any entity controlled by Rodolfo Prio Touzet and/or Oaktree Capital Management, L.P. so long as (i) Purchaser remains liable for all obligations hereunder and each such assignee is jointly and severally liable for all obligations hereunder of Purchaser along with Purchaser and each other assignee of Purchaser, (ii) any such assignment does not increase the liability or obligations of Seller and (iii) Purchaser promptly thereafter provides Seller with written notice of such assignment. Other than as set forth in the previous sentence, this Agreement may not be assigned by Purchaser and any assignment or attempted assignment by Purchaser shall constitute a default hereunder and shall be deemed null and void and of no force or effect. Any transfer of the direct or indirect membership interests in Purchaser in one or a series of related transfers which results in Purchaser ceasing to be controlled by Rodolfo Prio Touzet and/or Oaktree Capital Management, L.P. shall constitute an assignment of this Agreement.

15.9    Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

15.10    Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto (which are incorporated herein in full) contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Membership Interests and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their respective agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by each of the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party benefited by the applicable provision.

15.11    Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless and to the extent that the invalidation of any such term or provision materially alters the intent of the parties hereto.

15.12    Survival. Except for those provisions of this Agreement which expressly provide that any obligation, representation, warranty or covenant contained therein shall survive the Closing or the termination of this Agreement (collectively, the “Surviving Termination Obligations”), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Balance of the Purchase Price or the earlier termination of this Agreement.

15.13    Exhibits. Each of the Exhibits and Schedules attached hereto are incorporated herein by reference.

15.14    Limitation of Liability. The obligations of Seller and Purchaser are intended to be binding only on Seller and Purchaser and each of such party’s assets (including, with respect to Purchaser, the Deposit), and shall not be personally binding upon, nor shall any resort be had to, any of the members, partners, officers, directors, shareholders, advisors, trustees, agents, or employees of Seller or Purchaser, or any of their respective affiliates or any of their respective properties.

15.15    Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the nonprevailing party in any final judgment agrees to pay the other party’s reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 15.15 shall survive Closing or any termination of this Agreement.

15.16    Real Estate Reporting Person. Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file

Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. The parties shall reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

15.17    No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by any party hereto and any attempt to do so may be treated by the other party as a breach of this Agreement.

15.18    No Other Parties. This Agreement is not intended, nor shall it be construed, to confer upon any person or entity, except the parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

15.19    Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND SELLER WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER AND SELLER WAIVE ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.

15.20    State Specific Provisions. The following provisions shall apply to Properties located in the following states, and in the event of any inconsistency between the provisions of this Section 15.20 and the remainder of this Agreement, the provisions of this Section 15.20 shall control.

15.20.1    Florida. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Health Department.

15.20.2    Intentionally Omitted.

15.21    Bulk Transfer Laws. Purchaser and Seller acknowledge that Seller and Purchaser may not comply with the provisions of any bulk transfer notification or other similar laws relating to the creation of successor or derivative liability upon the failure to give notice or seek clearance prior to the consummation of a transaction outside of the ordinary course of business (each a “Bulk Transfer Law”), of one or more jurisdictions in connection with the transactions contemplated by this Agreement, (ii) Purchaser and Seller waive any requirement of compliance with Bulk Transfer Laws and (iii) Purchaser and Seller agree that any non-compliance with any Bulk Transfer Law does not constitute a breach of any representation, warranty or covenant of Purchaser or Seller contained in this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
PURCHASER:

BANYAN STREET/GAP SUSP HOLDINGS, LLC, a Delaware limited liability company

By:      /s/ Rodolfo Prio Touzet
Name:    Rodolfo Prio Touzet
Title:    Authorized Signatory

Signature Page -Purchase and Sale Agreement

SELLER:

PKY SUSP, LLC,
a Delaware limited liability company

By:     /s/ David R. O'Reilly
Name: David R. O'Reilly
Title: Executive Vice President and Chief Financial
Officer

By:     /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General
Counsel

Signature Page -Purchase and Sale Agreement

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

Chicago Title Insurance Company

By: /s/ Pamela J. Clements
Name: Pamela J. Clements
Title: VP

Signature Page -Purchase and Sale Agreement

Exhibit A-1 to A-18

Legal Descriptions

Attached.

1.	2801 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE I

LEGAL DESCRIPTION

Lying and being situate in Wake County, North Carolina, and being more particularly described as follows:
ALL that tract or parcel of land lying and being in Cedar Forks Township, Wake County, North Carolina, being a portion of the property recorded in Book of Maps 1997, Page 1120, Wake County Registry, North Carolina, and being more particularly described as follows:

BEGINNING at an iron pipe set located on the northwestern right-of-way line of Sorrells Grove Church Road (aka State Route No. 1640 and having a 60-foot right-of-way width), said point being the southernmost corner of property as recorded in Book of Maps 1997, Page 1120, aforesaid Registry; thence leaving the northwestern right-of-way line of Sorrells Grove Church Road, run along the northern, northeastern, eastern and southeastern boundary lines of property now or formerly known as Sorrells Grove Reservoir Crabtree Creek Watershed Project the following ten (10) courses and distances: (1) South 85 degrees 00 minutes 34 seconds West a distance of 147.35 feet to an iron pipe set; (2) North 27 degrees 46 minutes 59 seconds West a distance of 25.70 feet to an iron pipe set; (3) North 02 degrees 20 minutes 21 seconds East a distance of 92.58 feet to an iron pipe set; (4) North 27 degrees 07 minutes 26 seconds East a distance of 175.98 feet to an iron pipe set; (5) North 59 degrees 37 minutes 53 seconds West a distance of 221.16 feet to an iron pipe set; (6) North 14 degrees 03 minutes 15 seconds West a distance of 84.98 feet to an iron pipe set; (7) North 30 degrees 17 minutes 03 seconds East a distance of 104.24 feet to a point; (8) North 29 degrees 10 minutes 27 seconds East a distance of 123.85 feet to an iron pipe set; (9) North 49 degrees 53 minutes 28 seconds West a distance of 70.95 feet to an iron pipe set; and (10) North 29 degrees 12 minutes 55 seconds West a distance of 32.52 feet to an iron pipe set located on the southeastern boundary line of property now or formerly owned by Copley Capital I Partners; thence leaving the northeastern boundary line of the aforesaid Sorrells Grove Reservoir, run along the southeastern boundary line of the aforesaid Copley Capital I property, North 61 degrees 06 minutes 02 seconds East a distance of 324.57 feet to an iron pipe set located on the southwestern right-of-way line of Slater Road (aka State Route No. 1641 and having a variable right-of-way width); thence leaving the southeastern boundary line of the aforesaid Copley Capital I property, run along the southwestern right-of-way line of Slater Road the following four (4) courses and distances and following the curvature thereof: (1) South 28 degrees 58 minutes 37 seconds East a distance of 204.49 feet to an iron pipe set; (2) along the arc of a 2.526.42-foot radius curve to the left having an arc distance of 118.16 feet to an iron pipe set (said arc being subtended by a chord lying to the northeast thereof bearing South 30 degrees 18 minutes 59 seconds East and being 118.15 feet in length); (3) South 31 degrees 39 minutes 22 seconds East a distance of 148.55 feet to an iron pipe set; and (4) along the arc of a 25.00-foot radius curve to the right having an arc distance of 28.62 feet to an iron pipe set located on the northwestern right-of-way line of Sorrells Grove Church Road (said arc being subtended by a chord lying to the west thereof bearing South 01 degrees 05 minutes 32 seconds West and being 27.08 feet in length); thence leaving the southwestern right-of-way line of Slater Road, run along the northwestern right-of-way line of Sorrells Grove Church Road the following two (2) courses and distances and following the curvature thereof: (1) South 33 degrees 51 minutes 13 seconds West a distance of 211.87 feet to an iron pipe set; and (2) along

1.	2801 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE I

the arc of a 2.529.97-foot radius curve to the left having an arc distance of 315.23 feet to an iron pipe set located on the northeastern boundary line of the aforesaid Sorrells Grove Reservoir (said arc being subtended by a chord lying to the southeast thereof bearing South 30 degrees 17 minutes 03 seconds West and being 315.03 feet in length), said iron pipe being the POINT OF BEGINNING.

THE above-described property contains 6.519 acres more or less and is shown on and described according to that certain Subdivision Plat prepared by Copley/Capital I Partners, Concourse Lakeside I, LLC, dated April 20, 1997 and recorded in Wake County Book of Maps 1997, Page 1360.

TOGETHER WITH all right, title and interest in and to that certain Easement Agreement by and between Concourse Lakeside I, LLC and Copley/ Capital I Partners, dated September 1997, recorded herewith.

2.	2803 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE II

LEGAL DESCRIPTION

Lying and being situate in Wake County, North Carolina, and being more particularly described as follows:

ALL that tract or parcel of land lying and being in Cedar Forks Township, Wake County, North Carolina, as recorded in Book of Maps 1997, Page 1360, Wake County, North Carolina Public Registry, and being more particularly described as follows:

TO FIND the true POINT OF BEGINNING at a point located at the intersection of the northwestern right-of-way line of Sorrells Grove Church Road (aka State Route No. 1640 and having a 60-foot right-of-way width) with the southwestern right-of-way line of Slater Road (aka State Route No. 1641 and having a variable right-of-way width), said point also being the southeastern corner of property now or formerly owned by Concourse Lakeside I, LLC); thence leaving the northwestern right-of-way line of Sorrells Grove Church Road, run along the southwestern right-of-way line of Slater Road and the northeastern boundary line of the aforesaid Concourse Lakeside I property the following four (4) courses and distances and following the curvature thereof: (1) along the arc of a 25.00 foot radius curve to the left have an arc distance of 28.58 feet to a point (said arc being subtended by a chord lying to the northwest thereof bearing North 00 degrees 58 minutes 22 seconds East and being 27.05 feet in length); (2) North 31 degrees 39 minutes 22 seconds West a distance of 148.55 feet to a point; (3) along the arc of a 2,526.42 foot radius curve to the right having an arc distance of 118.16 feet to a point (said arc being subtended by a chord lying to the northeast thereof bearing North 30 degrees 18 minutes 59 seconds West and being 118.15 feet in length); and (4) North 28 degrees 58 minutes 37 seconds West a distance of 204.49 feet to a point located at the northeastern corner of the aforesaid Concourse Lakeside I property, said point also being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, thence leaving the southwestern right-of-way line of Slater Road, run along the northwestern boundary line of the aforesaid Concourse Lakeside I property South 61 degrees 06 minutes 02 seconds West a distance of 324.57 feet to a point located on the northeastern boundary line of property now or formerly owned by the County of Wake (aka Site #1 of Sorrells Grove Reservoir Crabtree Creek Watershed Project); thence leaving the northwestern boundary line of the aforesaid Concourse Lakeside I property, run along the generally northeastern boundary line of the aforesaid County of Wake property the following seven (7) courses and distances: (1) North 29 degrees 12 minutes 55 seconds West a distance of 70.84 feet to a point; (2) South 74 degrees 03 minutes 16 seconds West a distance of 94.67 feet to a point; (3) North 22 degrees 14 minutes 31 seconds West a distance of 144.16 feet to a point; (4) South 85 degrees 16 minutes 16 seconds West a distance of 163.18 feet to a point; (5) North 15 degrees 59 minutes 18 seconds West a distance of 261.87 feet to a point; (6) North 15 degrees 49 minutes 26 seconds West a distance of 92.59 feet to a point; and (7) North 09 degrees 28 minutes 41 seconds West a distance of 110.37 feet to a point located on the southeastern boundary line of property now or formerly owned by Ransdale; thence leaving the northwestern boundary line of the aforesaid County of Wake property, run along the southeastern boundary line of the aforesaid Ransdale property North 72 degrees 00 minutes 33 seconds East a distance of 240.79 feet to a point located on the southwestern boundary line of property now or formerly owned by J.J. Watkins; thence leaving the southeastern

2.	2803 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE II

boundary line of the aforesaid Ransdale property, run along the southwestern and southeastern boundary lines of the aforesaid J.J. Watkins property the following two (2) courses and distances: (1) South 28 degrees 24 minutes 19 seconds East a distance of 209.98 feet to a point; and (2) North 72 degrees 01 minutes 10 seconds East a distance of 204.29 feet to a point located on the southwestern right-of-way line of Slater Road; thence leaving the southeastern boundary line of the aforesaid J.J. Watkins property, run along the southwestern right-of-way line of Slater Road the following four (4) courses and distances: (1) South 29 degrees 11 minutes 07 seconds East a distance of 65.70 feet to a point; (2) South 28 degrees 58 minutes 37 seconds East a distance of 351.34 feet to a point; (3) South 61 degrees 01 minutes 23 seconds West a distance of 5.00 feet to a point; and (4) South 28 degrees 58 minutes 37 seconds East a distance of 58.37 feet to a point located at the northeastern corner of property now or formerly owned by Concourse Lakeside I, said point being the POINT OF BEGINNING.

THE above-described property contains 6.732 acres more or less and is shown on and designated as “Phase II” according to that certain Boundary Survey prepared by Withers & Ravenel Engineering & Surveying, Inc. (Jimmy E. Bass, NCRLS No. L-2710), dated February 23, 1999, which survey is incorporated herein by this reference and made a part of this description.

TOGETHER WITH the Easement Agreement recorded in Book 7684, Page 516, Wake County Registry.

3.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD I

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1045, 1046, 1115 AND 1116 OF THE 2ND DISTRICT, 2ND SECTION OF FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
TO FIND THE POINT OF BEGINNING commence at the northernmost point of the mitered intersection of Webb Road (right of way varies) and Deerfield Parkway (100 foot right of way); thence run South 52 degrees 05 minutes 08 seconds West a distance of 121.48 feet to a point on the eastern right of way of Deerfield Parkway; thence run along said eastern right of way of Deerfield Parkway the following courses and distances: South 06 degrees 42 minutes 26 seconds West a distance of 15.61 feet to a point; along a curve to the right an arc distance of 295.75 feet, said curve having a radius of 750.00 feet and being subtended by a chord bearing South 18 degrees 00 minutes 15 seconds East a chord distance of 293.84 feet to a point, which point is the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING AS THUS ESTABLISHED, and leaving said right of way run thence South 32 degrees 01 minutes 31 seconds East a distance of 10.97 feet to a point; thence run South 57 degrees 44 minutes 43 seconds East a distance of 29.05 feet to a point; thence run South 70 degrees 29 minutes 46 seconds East a distance of 36.12 feet to a point; thence run South 80 degrees 53 minutes 27 seconds East a distance of 35.36 feet to a point; thence North 89 degrees 53 minutes 52 seconds East a distance of 23.04 feet to a point; thence run North 81 degrees 52 minutes 39 seconds East a distance of 33.52 feet to a point; thence run North 69 degrees 40 minutes 29 seconds East a distance of 54.98 feet to a point; thence run North 83 degrees 21 minutes 31 seconds East a distance of 41.22 feet to a point; thence run South 62 degrees 25 minutes 26 seconds East a distance of 15.64 feet to a point; thence run South 18 degrees 52 minutes 54 seconds East a distance of 12.58 feet to a point; thence run South 14 degrees 43 minutes 06 seconds West a distance of 12.46 feet to a point; thence run South 41 degrees 50 minutes 30 seconds West a distance of 15.37 feet to a point; thence run South 40 degrees 20 minutes 17 seconds East a distance of 16.08 feet to a point; thence run along the arc of a 246.66-foot radius curve to the left an arc distance of 157.08 feet (said arc being subtended by a chord bearing South 26 degrees 53 minutes 02 seconds West a distance of 154.44 feet) to a point; thence run South 86 degrees 40 minutes 57 seconds East a distance of 82.67 feet to a point; thence run South 03 degrees 00 minutes 50 seconds West a distance of 37.01 feet to a point; thence run North 89 degrees 30 minutes 00 seconds East a distance of 254.98 feet to a point; thence run South 45 degrees 56 minutes 12 seconds East a distance of 526.69 feet to a point on the northwestern right of way of Morris Road (100 foot right of way); thence run in a generally southwesterly direction along said right of way of the following courses and distances; along a 2131.98-foot radius curve to the right an arc distance of 7.60 feet (said arc being subtended by a chord bearing South 40 degrees 18 minutes 58 seconds West a distance of 7.60 feet) to a point; South 40 degrees 25 minutes 06 seconds West a distance of 110.62 feet to a point; South 49 degrees 06 minutes 50 seconds West a distance of 57.23 feet; South 40 degrees 31 minutes 23 seconds West a distance of 136.82 feet to a point; South 49 degrees 34 minutes 54 seconds East a distance of 8.75 feet to a point; along a 2,322.05-foot radius curve to the right an arc distance of 140.94 feet (said arc being subtended by a chord bearing South 42 degrees 48 minutes 33 seconds West a distance of 140.92 feet) to a point; South 44 degrees 32 minutes 53 seconds West a distance of 49.40

3.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD I

feet to a point; along a 4,668.17-foot radius curve to the right an arc distance of 141.52 feet (said arc being subtended by a chord bearing South 43 degrees 40 minutes 46 seconds West a distance of 141.51 feet) to a point; thence leaving said right of way run thence North 47 degrees 11 minutes 20 seconds West a distance of 30.72 feet to a point; thence run North 51 degrees 12 minutes 43 seconds East a distance of 19.41 feet to a point; thence run North 13 degrees 02 minutes 42 seconds East a distance of 19.98 feet to a point; thence run North 10 degrees 57 minutes 24 seconds West a distance of 13.89 feet to a point; thence run North 31 degrees 43 minutes 47 seconds West a distance of 14.22 feet to a point; thence run North 51 degrees 42 minutes 05 seconds West a distance of 10.38 feet to a point; thence run North 81 degrees 52 minutes 52 seconds West a distance of 26.04 feet to a point; thence run North 72 degrees 41 minutes 32 seconds West a distance of 26.33 feet to a point; thence run North 40 degrees 09 minutes 18 seconds West a distance of 35.76 feet to a point; thence run North 43 degrees 38 minutes 25 seconds West a distance of 37.19 feet to a point; thence run North 37 degrees 32 minutes 19 seconds West a distance of 106.66 feet to an iron pin set; thence run North 00 degrees 31 minutes 00 seconds East a distance of 40.05 feet to an iron pin found; thence run South 67 degrees 28 minutes 54 seconds West a distance of 32.74 feet to an iron pin found; thence run North 40 degrees 53 minutes 17 seconds West a distance of 41.50 feet to an iron pin found; thence run North 71 degrees 01 minutes 17 seconds West a distance of 11.51 feet to an iron pin found; thence run South 69 degrees 27 minutes 26 seconds West a distance of 21.18 feet to an iron pin found; thence run North 35 degrees 43 minutes 56 seconds West a distance of 266.19 feet to an iron pin found; thence run North 02 degrees 19 minutes 19 seconds East a distance of 400.42 feet to a point; thence run North 51 degrees 07 minutes 55 seconds West a distance of 198.83 feet to an iron pin found on the western right of way of Deerfield Parkway; thence run along said western right of way of Deerfield Parkway along a 750.00-foot radius curve to the left an arc distance of 71.61 feet (said arc being subtended by a chord bearing North 32 degrees 02 minutes 10 seconds East a distance of 71.58 feet) to a point, which is the TRUE POINT OF BEGINNING.
The above described property contains 11.3560 acres or 494,669 square feet.

4.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD II

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1045 AND 1116 OF THE 2ND DISTRICT, 2ND SECTION OF FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS; TO FIND THE POINT OF BEGINNING, commence at a point known as the Fulton County Monument F-313 located within the intersection of Webb Road (having a 60 foot right-of-way), and Morris Road (having a 100 foot right-of-way width); thence leaving the aforesaid monument, run North 87 degrees 23 minutes 31 seconds West a distance of 593.86 feet, to an iron pin found, located on the southern right-of-way of Webb Road, said point being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established; thence leaving the southern right of way of Webb Road: South 25 degrees 51 minutes 59 seconds East a distance of 575.14 feet to a point; said point being on the northwesterly right of way of Morris Road ( 100 foot right of way) thence run along said northwesterly right of way of Morris Road, in a southwesterly direction the following courses and distances: South 31 degrees 21 minutes 25 seconds West a distance of 119.87 feet to a point; thence with a curve to right having a radius of 2131.98 feet, an arc length of 329.56 feet, subtended by a chord bearing South 34 degrees 47 minutes 08 seconds West a chord distance of 329.24 feet to a point; thence leaving the northwesterly right of way of Morris Road; North 45 degrees 56 minutes 12 seconds West a distance of 526.69 feet to a point; thence run North 07 degrees 14 minutes 35 seconds East, a distance of 205.91 feet to a point; thence run North 30 degrees 07 minutes 23 seconds East, a distance of 79.49 feet to a point; thence run North 04 degrees 40 minutes 53 seconds West, a distance of 80.02 feet to a point; thence run North 10 degrees 55 minutes 06 seconds East, a distance of 199.74 feet to a point; thence South 82 degrees 30 minutes 35 seconds East, along the southern right-of-way of Webb Road, a distance of 36.51 feet to a point; thence North 43 degrees 18 minutes 03 seconds East, a distance of 9.22 feet to a point; thence South 82 degrees 54 minutes 52 seconds East, a distance of 244.63 feet to an iron pin, which is the TRUE POINT OF BEGINNING. The above described property contains 8.37 acres, more or less.

5.	8800 GRAND OAK CIRCLE, TAMPA, FL
HIDDEN RIVER I

4917165 - NBU 14003132
LEGAL DESCRIPTON

PARCEL 1:

Lots 4 and 9, HIDDEN RIVER CORPORATE PARK PHASE I, according to plat thereof, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

PARCEL 2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

6.	14025 RIVEREDGE DR., TAMPA, FL
HIDDEN RIVER II

4917174 - NBU 14003133
LEGAL DESCRIPTION
PARCEL 1:

Lots 10, 11 and 12, HIDDEN RIVER CORPORATE PARK PHASE I, according to plat thereof, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

LESS AND EXCEPT a parcel of land being a portion of Lot 10, HIDDEN RIVER CORPORATE PARK, PHASE 1, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida, being more particularly described as follows:

Begin at the Westernmost corner of Lot 10, said point also being the intersection of the centerline of Laurel Haven Way with the East right-of-way of Riveredge Drive; thence along said East right-of-way by following four (4) courses: 1) North 41°27'07" East, a distance of 59.45 feet; 2) North 25°45' 15" East, a distance of 62.62 feet to the beginning of a curve; 3)110.08 feet along the arc of said curve, concave Northwesterly, having a central angle of 17°46'02", a radius of 355.00 feet, a chord bearing of North 23°53'29" East, and a chord distance of 109.64 feet to the curve's end; 4) North 15°00'28" East, a distance of 98.33 feet, thence departing said East right-of-way, South 45°33'52" East, a distance of 439.17 feet; thence South 44°26'08" West, a distance of 140.00 feet to the Northernmost corner of Lot 9; thence South 44°26'08" West along the common boundary line between said Lots 9 and 10, a distance of 167.00 feet to a point on intersection with the centerline of Laurel Haven Way; thence along said centerline, North 45°33'52" West, a distance of 329.23 feet to the Point of Beginning.

PARCEL 2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

7.	14055 RIVEREDGE DR., TAMPA, FL
HIDDEN RIVER III

4917192 - NBU 14003134

LEGAL DESCRIPTION

PARCEL 1:

Lot 13, HIDDEN RIVER CORPORATE PARK, PHASE I, according to the plat thereof as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

AND

Lots 1, 2 and 3, HIDDEN RIVER CORPORATE PARK, PHASE 4, according to the plat thereof as recorded in Plat Book 86, Page 77, of the Public Records of Hillsborough County, Florida.

PARCEL2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

8.	9100 Shelbyville Road, Louisville, KY
PARAGON PLACE

LEGAL DESCRIPTION

Located in Jefferson County, Kentucky:

Being all of Tract 1 as shown on plat attached to deed recorded in Deed Book 4692, page 478, in the office of the Clerk of Court of Jefferson County, Kentucky; said tract being part of Revised Lot 2 of Hurstbourne, Section 5, as shown on "Revision of Lots 1, 2, 3A, 3B, 4, 5, 6A, 6B, 6C, 6D and 6E, Hurstbourne, Section 5", recorded in Plat and Subdivision Book 29, page 89, said records.

Being the same property conveyed to Paragon Owner Corp., by Deed dated August 30, 2005, recorded in Deed Book 8690, Page 574, in the Office of the Clerk of Jefferson County, Kentucky.

9.	11310 & 11410 GREENS CROSSING, HOUSTON, TX
RESERVE AT GREENS CROSSING II

LEGAL DESCRIPTION

Metes and bounds description for 16.01 acres (697,330 square feet) of land out of Restricted Reserve "C" Greens Crossing, Section Four, a subdivision recorded in Volume 308, Page 2, Harris County Map Records (H.C.M.R.) and being in the W.C.R.R. Co. Survey, Section 17, A-889, City of Houston, Harris County, Texas:

Commencing at an "X" in concrete at the westerly cutback corner for the west line of Greens Parkway, Right-of-Way (R.O.W.) varies, and the north line of Gears Road, 90-foot R.O.W., said point also being on the south line of said Restricted Reserve "C", also being the south line of a 4.985 acre tract conveyed to Corporate Reinvestments, Inc. under Harris County Clerk's File No. T360662 and the point of curvature of a curve to the left;

Thence along the north line of Gears Road and the south line of said Reserve "C" in a northwesterly direction along said curve to the left having a central angle of 05 deg. 33 min. 11 sec., a radius of 2,045.00 feet, an arc length of 198.20 feet, a chord bearing of North 89 deg. 31 min. 14 sec. West and a chord distance of 198.12 feet to the point of tangency of said curve and a found 5/8-inch iron rod;

Thence South 87 deg. 42 min. 11 sec. West, continuing along the north line of Gears Road and the south line of said Reserve "C" at 15.18 feet passing a found 5/8-inch iron rod, in all a total distance of 141.26 feet to a set 5/8-inch iron rod with cap, the POINT OF BEGINNING and southeast corner of the herein described tract of land;

Thence continuing along the north line of Gears Road and the south line of said Reserve "C", South 87 deg. 42 min. 11 sec. West, a distance of 869.65 feet to a set 5/8-inch iron rod with cap, the most easterly end of a 10-foot cutback corner, being the intersection of the north line of Gears Road and the east line of Greens Crossing Boulevard, 90-foot R.O.W., the most southerly southwest corner of the herein described tract of land;

Thence North 47 deg. 34 min. 24 sec. West, along said cutback line, a distance of 14.21 feet to a found 5/8-inch iron rod, a point for the most westerly southwest corner of the herein described tract of land;

Thence North 02 deg. 50 min. 58 sec. West, along the east line of Greens Crossing Boulevard and the west line of said Reserve "C", a distance of 886.69 feet to a found "X" cut in concrete, a point in the most southerly end of a 10-foot cutback corner of the east line of Greens Crossing Boulevard and the south line of West Greens Road, 100-foot R.O.W., the most westerly northwest corner of the herein described tract;

Thence North 42 deg. 17 min. 07 sec. East, along the cutback line, a distance of 14.11 feet to a found "X" cut in concrete, a point for the most northerly northwest corner of the herein described tract of land;

9.	11310 & 11410 GREENS CROSSING, HOUSTON, TX
RESERVE AT GREENS CROSSING II

Thence North 87 deg. 25 min. 13 sec. East, along the south line of West Greens Road and the north line of said Reserve "C", a distance of 647.28 feet to a found 5/8-inch iron rod, the northeast corner of the herein described tract, said point also being the northwest corner of Restricted Reserve "G" Greens Crossing, Section Four, recorded in Volume 308, Page 2, H.C.M.R. and the northwest corner of a 5.9267 acre tract conveyed to Parkway Portfolio I, LLC recorded under Harris County Clerk's File No. S879875;

Thence departing the south line of West Greens Road, South 02 deg. 34 min. 47 sec. East along the common line being the east line of said Reserve "C" and the west line of said Reserve "G", to a found 5/8-inch iron rod, a distance of 112.38 feet to a point for corner of the herein described tract of land;

Thence South 28 deg. 08 min. 30 sec. East, along said common line, a distance of 108.90 feet to a set 5/8-inch iron rod with cap, a point for corner of the herein described tract of land;

Thence South 02 deg. 34 min. 47 sec. East along said common line, a distance of 121.97 feet to a found 5/8-inch iron rod, a point for corner of the herein described tract of land;

Thence South 87 deg. 25 min. 13 sec. West, along said common line, a distance of 16.75 feet to a found 5/8-inch iron rod, a point for corner of the herein described tract;

Thence South 02 deg. 34 min. 47 sec. East, along said common line, a distance of 186.50 feet to a found 5/8-inch iron rod and a point for corner of the herein described tract of land;

Thence North 87 deg. 25 min. 13 sec. East, along said common line, a distance of 196.39 feet to a set 5/8-inch iron rod with cap, for an interior corner of the herein described tract of land;

Thence South 02 deg. 34 min. 47 sec. East, departing said common line, a distance of 391.93 feet to the POINT OF BEGINNING and containing 16.01 acres or 697,330 square feet of land, more or less.

10.	13501 INGENUITY DR., ORLANDO, FL
RESOURCE CENTER I

4917203 - NBU 14003135

LEGAL DESCRIPTION
PARCEL ONE:

Lots 1 and 2, Block 19, CENTRAL FLORIDA RESEARCH PARK SECTION III, according to the plat thereof as recorded in Plat Book 19, Pages 24 through 28, inclusive, Public Records of Orange County, Florida.

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

11.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE II

4917219 - NBU 14003136

LEGAL DESCRIPTION

PARCEL ONE:

A tract of land being a portion of Lot 1, Block 9, CENTRAL FLORIDA RESEARCH PARK SECTION-1, according to the plat thereof as recorded in Plat Book 12, pages 123 through 126 of the Public Records of Orange County, Florida being described as follows:

Commence at the Southwest corner of said Lot 1, Block 9 for a Point of Reference, thence run North 00° 09' 52" East, along the West line of said Lot 1, Block 9, 1083.78 feet to the Easterly terminus of the South line of said Lot 1, Block 9 and the Point of Beginning; thence run North 89° 28' 34" West, along said South line of Lot 1, Block 9, a distance of 989.06 feet to the Southeast corner of Lot 2, of said Block 9; thence run North 00° 31' 24" East, along the West line of said Lot 1, Block 9, a distance of 337.40 feet to a point on the Southerly right-of-way line of Research Parkway, according to the aforementioned Plat of Central Florida Research Park Section - 1, said point lying on a non-tangent right-of-way curve concave Northerly; thence run Easterly along said right-of-way curve, having a radius of 1684.42 feet, a central angle of 02° 20' 02" an arc length of 68.61 feet, a chord bearing of North 84° 21' 26" East and a chord length of 68.61 feet to a point of tangency; thence, continuing along said Southerly right-of-way, run North 83° 11' 25" East, 242.90 feet to a point of a curvature of a curve concave Northerly; thence continue along said Southerly right-of-way line, run Easterly along said curve having a radius of 897.42 feet, a central angle of 24° 00' 00", an arc length of 375.91 feet, a chord bearing of North 71° 11' 25" East and a chord length of 373.17 feet to a point of tangency; thence run North 59° 11' 24" East, along said right-of-way line, 59.49 feet to a point of curvature of a curve concave Southerly; thence run Easterly along said curve and along said right-of-way line having a radius of 994.63 feet, a central angle of 17° 07' 02", an arc length of 297.15 feet, a chord bearing of North 67° 44' 57" East, and a chord length of 296.04 feet to the intersection with the Northerly extension of the West line of said Lot 1, Block 9 from the aforesaid point of reference and the West line of the lands described as Parcel 1 recorded in Official Records Book 5082, page 1611 of said public records, thence run South 00° 09' 52" West along said extension, 644.88 feet to the Point of Beginning of the herein described lands.

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

12.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE III

4917244 -NBU 14003137

LEGAL DESCRIPTION

PARCEL ONE:

A portion of Block - 1, CENTRAL FLORIDA RESEARCH PARK SECTION - I, as recorded in Plat Book 12, pages 123 through 126, Public Records of Orange County, Florida, more particularly described as follows:

Commence at the Northwest corner of Block - 1, CENTRAL FLORIDA RESEARCH PARK SECTION - I, as recorded in Plat Book 12, pages 123 through 126, Public Records of Orange County, Florida; thence run North 88° 59' 01" East, along the North line of said Block 1, a distance of 488.81 feet for a Point of Beginning; thence continue along said North line, North 88° 59' 01" East, a distance of 288.17 feet; thence departing said North line, run South 27° 16' 26" East, a distance of 494.32 feet; thence North 72° 23' 02" East, 224.50 feet; thence South 00° 00' 00" East, a distance of 2.60 feet; thence North 90° 00' 00" East, 16.64 feet; thence run South 14° 23' 33" East, 30.19 feet to a point on a curve concave Southerly, having a central angle of 06° 54' 11" and a radius of 1307.17 feet; thence from a chord bearing of North 79° 03' 25" East, run Easterly along the arc of said curve, 157.49 feet; thence South 00° 00' 00" East, 195.97 feet to a curve concave Southerly, having a central angle of 22° 00' 00" and a radius of 1114.63 feet; thence from a chord bearing of South 70° 11' 24" West, run Westerly along the arc of said curve, a distance of 427.99 feet to the point of tangency; thence run South 59° 11' 24" West, a distance of 59.49 feet; to the point of curvature of a curve concave Northwesterly; having a central angle of 24° 00' 00" and a radius of 777.42 feet; thence run Southwesterly along the arc of said curve, a distance of 325.64 feet to the point of tangency; thence run South 83° 11' 25" West, a distance of 115.56 feet; to the point of curvature of a curve concave Northerly having a central angle of 17° 13' 44" and a radius of 592.89 feet; thence run Westerly along the arc of said curve a distance of 178.28 feet; thence departing said curve and said South line, run North 32° 37' 40" West, a distance of 28.08 feet; thence North 12° 22' 20" East, a distance of 252.42 feet; to the point of curvature of a curve concave Northwesterly having a central angle of 12° 33' 24" and a radius of 217.00 feet; thence run Northeasterly along the arc of said curve, a distance of 47.56 feet to the point of tangency; thence run North 00° 11' 04" West, a distance of 38.57 feet; thence North 89° 48' 56" East, a distance of 100.00 feet; thence North 00° 11' 04" West, a distance of 494.92 feet to the Point of Beginning.

TOGETHER WITH Non-Exclusive Ingress-Egress Easement dated January 23, 1998, by and between LA QUINTA INNS, INC., a Texas corporation (together with its successors and assigns, "La Quinta"), John M. Hofmann as Successor Trustee of the Cheryl Kim Fitzgerald Irrevocable Trust dated December 27, 1980, and as Successor Trustee of the James Mahlon Fitzgerald Irrevocable Trust dated March 27, 1980, and as Successor Trustee of the John Anthony Fitzgerald Irrevocable Trust dated March 27, 1980, and as Successor Trustee of the Karen Lea Fitzgerald Irrevocable Trust dated March 27, 1980, recorded January 29, 1998 in Official Records Book 5405, page 422, Public Records of Orange County, Florida.

12.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE III

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

13.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lots 206 & 233 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue, if extended to form a point; THENCE run in a westerly direction along the northeast right-of-way of Satellite Boulevard the following four (4) courses and distances:

North 66 degrees 16 minutes 57 seconds West for a distance of 43.78 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 217.81 feet to a point;
North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point,
North 66 degrees 16 minutes 57 seconds West for a distance of 218.06 feet to a point, said point being THE TRUE POINT OF BEGINNING. FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISH, continuing along said right-of-way the following seven (7) courses and distance:

North 66 degrees 16 minutes 57 seconds West for a distance of 15.00 feet to a point;
South 23 degrees 43 minutes 03 seconds West for a distance of 12.00 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 179.61 feet to a point;
North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 153.29 feet to a point;
North 23 degrees 43 minutes 03 seconds East for a distance of 11.00 feet to a point;
along a curve to the left having a radius of 5,825.00 feet and an arc length of 91.62 feet (said arc being subtended by a chord bearing North 66 degrees 43 minutes 59 seconds West for a distance of 91.62 feet) to an iron pin set; THENCE leaving said right-of-way run North 22 degrees 53 minutes 28 seconds East for a distance of 205.05 feet to an iron pin set; THENCE along a curve to the left having a radius of 6,027.17 feet and an arc length of 169.39 feet (said arc being subtended by a chord bearing North 68 degrees 00 minutes 32 seconds West for a distance of 169.39 feet) to an iron pin set; THENCE run North 21 degrees 21 minutes 48 seconds East for a distance of 325.71 feet to a point, THENCE run South 68 degrees 38 minutes 12 seconds East for a distance of 33.46 feet to a point; THENCE run South 34 degrees 23 minutes 49 seconds East for a distance of 45.33 feet to a point; THENCE run South 12 degrees 35 minutes 18 seconds East for a distance of 125.40 feet to a point; THENCE run North 77 degrees 24 minutes 42 seconds East for a distance of 341.00 feet to a point; THENCE run South 12 degrees 35 minutes 18 seconds East for a distance of 95.00 feet to a point; THENCE run North 77 degrees 24 minutes 42 seconds East for a distance of 22.90 feet to a point; THENCE run South 66 degrees 17 minutes 21 seconds East for a distance of 206.85 feet to a point; THENCE run South 24 degrees 07 minutes 28 seconds West for a distance of 315.52 feet to a point; THENCE run South 50 degrees 45 minutes 00 seconds West for a distance of 55.49 feet to a point; THENCE run South 23 degrees 41 minutes 03 seconds West for a distance of 186.01 feet to a point on the northeasterly right-of-way of Satellite Boulevard, said point being THE TRUE POINT OF BEGINNING

13.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

The above described property contains 7.431 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey dated July 23, 2001, last revised September 26, 2001, prepared for Security Life of Denver Insurance Company, its successors and/or assigns. Crescent Brookdale Associates, LLC, Crescent Resources, LLC, Brookdale
Investors Four, L.P., Chicago Title Insurance Company and Fidelity National Title Insurance Company by Precision Planning, Inc., which survey is hereby incorporated by this reference and made a part of this legal description.

TOGETHER with, the right to natural water runoff and other surface water runoff within and along existing conduits, culverts, pipes, ponds and other facilities constructed for such surface water runoff on (a) that certain real property owner in fee for Crescent Resources, LLC, successor by merger to Crescent Resources, Inc. pursuit to the document recorded with the
Clerk of the Superior Court of Gwinnett County, Georgia in Deed Book 12992 at Page 171 which is contiguous with and immediately adjacent to the northern property line of the below described property and (b) that certain real property more particularly described below:

LEGAL DESCRIPTION TRACT THREE

All that tract or parcel of land lying and being in Land Lots 206 and 233 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

To find the true point of beginning, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue, If extended to form a point;
THENCE traveling on the westerly right-of-way of Commerce Avenue
North 23 degrees 43 minutes 03 seconds East for a distance of 228.27 feet to a point, said point marked by a 1/2 inch rebar pin set; THENCE continuing along said right-of-way North 23 degrees 43 minutes 03 seconds
East for a distance of 325.84 feet to a point; THENCE on said right of way along a curve to the left having a radius of 1041.35 feet and an arc length of 371.63 feet, being subtended by a chord of North 13 degrees 29 minutes
38 seconds East for a distance of 369.66 feet to a point; said point being the
TRUE POINT OF BEGINNING.

THENCE from said point as thus established, leaving said right-of-way and traveling North 73 degrees 20 minutes 15 seconds West for a distance of 78.77 feet to a point; THENCE along a curve to the right having a radius of 222.00 feet and an arc length of 208.34 feet, being subtended by a chord of South 42 degrees 24 minutes 36 seconds West for a distance 200.78 feet to a point; THENCE North 25 degrees 47 minutes 34 seconds West for a distance of 17.70 feet to a point; THENCE South 68 degrees 36 minutes 10 seconds West for a distance of 113.17 feet to a point; THENCE North 89 degrees 01 minutes 33 seconds West for a distance of 75.75 feet to a point;
THENCE South 59 degrees 51 minutes 56 seconds West for a distance of
70.73 feet to a point; THENCE North 66 degrees 17 minutes 21 seconds

13.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

West for a distance of 89.27 feet to a point; THENCE North 66 degrees
17 minutes 21 seconds West for a distance of 206.85 feet to a point;
THENCE South 77 degrees 24 minutes 42 seconds West for a distance of
22.90 feet to a point; THENCE North 12 degrees 35 minutes 18 seconds
West for a distance of 95.00 feet to a point; THENCE South 77 degrees
24 minut5es 42 seconds West for a distance of 341.00 feet to a point; THENCE North 12 degrees 35 minutes 18 seconds West
for a distance of 125.40 feet to a point; THENCE North 34 degrees
23 minutes 49 seconds West for a distance of 45.33 feet to a point; THENCE North 68 degrees 38 minutes 12 seconds West for a distance of 33.46 feet to a point; THENCE North 21 degrees
21 minutes 48 seconds East for a distance of 243.07 feet to a point; said point marked by a 1/2 inch rebar pin set; THENCE
South 29 degrees 52 minutes 26 seconds East for a distance
of 232.58 feet to a point, said point marked by a 1/2 inch rebar,
THENCE North 82 degrees 51 minutes 04 seconds East for a
distance of 976.23 feet to a point on the westerly right-of-way of Commerce
Avenue, said point marked by a 1/2 inch rebar pin set; THENCE traveling on said right-of-way along a curve to the right having a radius of 1041.35 feet and an arc length of 266.81 feet, being subtended by a chord of South 04 degrees 04 minutes 12 seconds
East for a distance of 266.08 feet to a point; said point being THE
TRUE POINT OF BEGINNING.

Said property contain 7.625 acres more or less.

14.     3235 SATELLITE BLVD., DULUTH, GA
SATELLITE 400
LEGAL DESCRIPTION

All tract or parcel of land lying and being in Land Lot 206 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue (100 ROW), if extended to form a point; THENCE run along the northeast right-of-way of Satellite Boulevard North 66 degrees 16 minutes 57 seconds West for a distance of 43.78 feet to a point, said point being THE TRUE POINT OF BEGINNING; FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, continue along said right-of-way in a westerly direction the following three (3) courses and distance: North 66 degrees 16 minutes 57 seconds West for a distance of 217.81 feet to a point; North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point; North 66 degrees 16 minutes 57 seconds West for a distance of 218.06 feet to a point; THENCE leaving said right-of-way run North 23 degrees 41 minutes 03 seconds East for a distance of 186.01 feet to a point; THENCE run North 50 degrees 45 minutes 00 seconds East for a distance of 55.49 feet to a point; THENCE run North 24 degrees 07 minutes 28 seconds East for a distance of 315.52 feet to a point; THENCE run South 66 degrees 17 minutes 21 seconds East for a distance of 89.27 feet to a point; THENCE run North 59 degrees 51 minutes 56 seconds East for a distance of 70.73 feet to a point; THENCE run South 89 degrees 01 minutes 33 seconds East for a distance of 75.75 feet to a point; THENCE run North 68 degrees 36 minutes 10 seconds East for a distance of 113.17 feet to a point; THENCE run South 25 degrees 47 minutes 34 seconds East for a distance of 17.70 feet to a point; THENCE run along a curve to the left having a radius of 222.00 feet and an arc length of 208.34 feet, being subtended by a chord of North 42 degrees 24 minutes 36 seconds East for a distance of 200.77 feet to a point; THENCE run South 73 degrees 20 minutes 15 seconds East for a distance of 78.77 to a point; said point lying on the westerly right-of-way of Commerce Avenue (100 foot right-of-way); THENCE run along the westerly right-of-way of Commerce Avenue in a generally southwesterly direction the following courses and distances: along a curve to the right having a radius of 1,041.35 feet and an arc length of 371.63 feet, being subtended by a chord of South 13 degrees 29 minutes 38 seconds West for a distance of 369.66 feet to a point; South 23 degrees 43 minutes 03 seconds West for a distance of 464.63 feet to a point; South 49 degrees 47 minutes 23 seconds West for a distance of 99.62 feet to a point, said pointe being THE TRUE POINT OF BEGINNING

The above described property contains 8.321 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey prepared Chicago Title Insurance Company and Crescent Brookdale Associates, LLC, made by Precisions Planning, Inc., bearing the seal and signature of Randall W. Dixon, Ga. R.L.S. No. 1678, dated May 20, 2005, which survey is incorporated herein by this reference and made a part of this legal description.

LESS AND EXCEPT:

Right-of-way Deed between Satellite 400 Owner Corp., and Gwinnett County, a political subdivision of the State of Georgia dated November 6, 2007, recorded February 13, 2008 in Deed Book 48634, Page 424, aforesaid records. (sketch provided within Record Description is one and same description shown at Deed Book 48634, Page 424)

15.	3175 SATELLITE BLVD., DULUTH, GA
SATELLITE 600

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 206 of the 6th Land District of Gwinnett County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point at the intersection of the northerly right-of-way of Satellite Boulevard (right-of-way varies) and the northeasterly right-of-way of Commerce Avenue Extension (100 foot right-of-way) if extended to form a point; THENCE run along said right-of-way of Commerce Avenue Extension north 23 degrees 43 minutes 03 seconds east, for a distance of 94.31 feet to a point, said point being the TRUE POINT OF BEGINNING, FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, run thence n a generally northeasterly direction along the northeasterly right-of-way of Commerce Avenue the following courses and distances: North 23 degrees 43 minutes 03 seconds East for a distance of 153.57 feet to a point; North 38 degrees 03 minutes 04 seconds East for a distance of 40.39 feet to a point; North 23 degrees 43 minutes 03 seconds East for a distance of 203.13 feet to a point; North 66 degrees 16 minutes 57 seconds West for a distance of 10.00 feet to a point; North 23 degrees 43 minutes 03 seconds East for a distance of 51.71 feet to a point; along a curve to the left having a radius of 1141.358 feet and an arc length of 330.98 feet (said curve being subtended by a chord bearing North 15 degrees 24 minutes 36 seconds East for a distance of 329.82 feet) to a point; North 60 degrees 02 minutes 35 seconds East for a distance of 40.62 feet to a point on the southwesterly right-of-way of Old Norcross Extension (100 foot right-of-way); thence run in a generally southeasterly direction along the southwesterly right-of-way of Old Norcross Extension the following courses and distances: along a curve to the right having a radius of 465.24 feet and an arc length of 237.80 feet (said arc being subtended by a chord bearing South 54 degrees 1 minutes 09 seconds East for a distance of 235.22 feet) to a point; South 23 degrees 49 minutes 40 seconds East for a distance of 44.04 feet to a point; along a curve to the right having a radius of 455.24 feet and an arc length of 36.73 feet (said arc being subtended by a chord bearing South 31 degrees 57 minutes 23 seconds East for a distance of 36.72 feet) to a point; along a curve to the right having a radius of 561.26 feet and an arc length of 120.51 feet (said arc being subtended by a chord of South 23 degrees 29 minutes 37 seconds East for a distance of 120.28 feet) to a point; North 72 degrees 39 minutes 26 seconds East for a distance of 10.00 feet to a point; along a curve to the right having a radius of 571.26 feet and an arc length of 229.07 feet (said arc being subtended by a chord bearing South 05 degrees 51 minutes18 seconds East for a distance of 227.54 feet) to a point; along a curve to the left having a radius of 590.88 feet and an arc length of 253.69 feet (said arc being subtended by a chord of South 06 degrees 40 minutes 03 seconds East for a distance of 251.75 feet) to a point; South 18 degrees 58 minutes 04 seconds East for a distance of 55.25 feet to a point, South 29 degrees 19 minutes 16 seconds West for a distance of 44.79 feet to a point on the northerly right-of-way of Satellite Boulevard Extension (right-of-way varies); thence run in a generally westerly direction along the northerly right-of-way of Satellite Boulevard Extension the following courses and distance: South 71 degrees 48 minutes 26 seconds West for a distance of 36.92 feet to a point; North 88 degrees 55 minutes 26 seconds West for a distance of 24.89 feet to a point; along a curve to the right having a radius of 1,066.00 feet and an arc length of 346.64 feet (said arc being subtended by a chord of South 88 degrees 05 minutes 50 seconds West for a distance of 345.11 feet) to a point; along a curve to the right having a

15.	3175 SATELLITE BLVD., DULUTH, GA
SATELLITE 600

radius of 1066.00 feet and an arc length of 178.88 feet (said arc being subtended by a chord bearing North 77 degrees 46 minutes 48 seconds West for a distance of 178.67 feet) to a point; North 25 degrees 28 minutes 13 seconds West for a distance of 133.58 feet to the TRUE POINT OF BEGINNING.

The above described property contains 9.00 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey for Brookport Owners Corp.; Eurohypo AG New York Branch, and its successors and assigns; Chicago Title Insurance Company; Satellite 300 Owners Corp.; and Satellite 400 Corp., made by Precision Planning, Inc. bearing the seal and signature of Randall W. Dixon, Ga., R.L.S. No. 1678, dated August 1, 2005.

TOGETHER WITH rights acquired by virtue of Master Declaration of Covenants, Easements, Restrictions and Association for Satellite Place by Crescent Resources, LLC, dated and filed December 5, 2001, recorded in Deed Book 25422, Page 60, aforesaid records; as amended by Amendment dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, Page 162, aforesaid records; as further amended by Agreement dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, Page 193, aforesaid records, as further amended by Seconds Amendment dated November 20, 2002, filed November 21, 2002, recorded in Deed Book 29819, Page 67, aforesaid records.

16.	3095 SATELLITE BLVD., DULUTH, GA
SATELLITE 800

LEGAL DESCRIPTION

ALL TRACT OR PARCEL OF LAND lying and being in Land Lot 206 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

BEGINNING at an iron pin set at the northerly right-of-way of Satellite Boulevard (right-of-way varies) and the easterly right-of-way of Old Norcross Road Extension (100’ right-of-way), said point being a mitered corner; THENCE along said right-of-way of Satellite Boulevard the following four (4) courses and distance: THENCE along a curve to the left having a radius of 1066.00 feet, and an arc length of 131.50 feet, being subtended by a chord of North 62 degrees 38 minutes 20 seconds East for a distance of 131.42 feet to a point; THENCE along a curve to the right, having a radius of 9651.94 feet and an arc length of 154.79 feet, being subtended by a chord of North 59 degrees 33 minutes 51 seconds East; for a distance of 154.79 feet to a point; THENCE North 65 degrees 51 minutes 51 seconds East for a distance of 31.26 feet to a point; THENCE along the arc of a curve to the right having a radius of 1041.34 feet and an arc length of 94.61 feet, being subtended by a chord of North 53 degrees 51 minutes 29 seconds East for a distance of 94.58 feet to a point, said point being the TRUE POINT OF BEGINNING; THENCE from said point as thus established and leaving said right-of-way, North 26 degrees 02 minutes 34 seconds West, for a distance of 37.96 feet to a point; THENCE North 21 degrees 31 minutes 18 seconds West for a distance of 28.09 feet to a point; THENCE North 26 degrees 02 minutes 34 seconds West for a distance of 36.00 feet to a point; THENCE North 27 degrees 26 minutes 30 seconds West for a distance of 200.27 feet to a point; THENCE North 22 degrees 03 minutes 20 seconds West for a distance of 256.37 feet to a point; THENCE North 11 degrees 05 minutes 26 seconds West for a distance of 133.46 feet to a point; THENCE North 10 degrees 47 minutes 38 seconds West for a distance of 49.73 feet to a point; THENCE North 25 degrees 56 minutes 34 seconds West for a distance of 38.00 feet to a point; THENCE North 22 degrees 24 minutes 37 seconds West for a distance of 302.19 feet to a point; THENCE North 67 degrees 35 minutes 26 seconds East for a distance of 51.36 feet to an iron pin set; THENCE South 22 degrees 24 minutes 34 seconds East for a distance of 74.78 feet to an iron pin set; THENCE North 64 degrees 53 minutes 43 seconds East for a distance of 350.00 feet to an iron pin set; THENCE South 22 degrees 24 minutes 34 seconds East for a distance of 470.00 feet to an iron pin set; THENCE South 26 degrees 02 minutes 17 seconds East for a distance of 512.86 feet to an iron pin set on the aforesaid right-of-way of Satellite Boulevard; THENCE along said right-of-way, South 63 degrees 57 minutes 24 seconds West for a distance of 312.67 feet to a point; THENCE continuing along said right-of-way along a curve to the left having a radius of 1041.34 feet and an arc length of 136.24 feet, and being subtended by a chord of South 60 degrees 12 minutes 31 seconds West for a distance of 136.14 feet to a point, said point being the TRUE POINT OF BEGINNING.

Said property contains 9.807 acres, more or less, and being shown and depicted as Tract Two on ALTA/ACSM Land Title Survey for Bookport Owners Corp.; Eurohypo AG New York Branch, and its successors and assigns, Chicago Title Insurance Company; Satellite 300 Owner Corp.; and Satellite 400 Corp., made by Precision Planning, Inc., bearing the seal and signature of Randall W. Dixon, Ga. R.L.S. No. 1678, dated August 1, 2005.

16.	3095 SATELLITE BLVD., DULUTH, GA
SATELLITE 800

TOGETHER WITH easement rights set forth in Master Declaration of Covenants, Easements, Restrictions and Association for Satellite Place by Crescent Resources, LLC, dated and filed December 5, 2001, recorded in Deed Book 25422, page 60, Gwinnett County records; as amended by Amendment dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, page 162, aforesaid records; as further amended by Agreement dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, page 193, aforesaid records; as further amended by Second Amendment dated November 20, 2002, recorded in Deed Book 29819, page 67, aforesaid records.

17. 9201 FOREST HILL AVENUE, RICHMOND, VA
STONY POINT II

LEGAL DESCRIPTION
All that certain lot or parcel of land together with all improvements thereon located and being in the City of Richmond, Virginia and being more particularly described as follows:
All that parcel of land with the improvements thereon and appurtenances thereunto belonging, in the City of Richmond, Virginia, and designated as Lot 7B, Block A, Stony Point, on a certain plat entitled "Stony Point Subdivision of Lot 7, Block A, City of Richmond, Virginia", made by Balzer & Associates, Inc., dated September 3, 1985, and recorded July 18, 1986, in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 37 at page 83, and more particularly shown on a certain plat entitled, "Improvements on Lot 7B, Block "A", Resubdivision on Lot 7, Block A, Stony Point, City of Richmond, Virginia", dated June 27, 1986, revised July 21, 1986, a copy of which is recorded in the Clerk's Office in Plat Book 37 at page 85, reference to which is made for a more particular description of the property conveyed hereby.
The above is more particularly described by metes and bounds as follows:
BEGINNING AT A POINT ON THE WEST LINE OF STONY POINT ROAD BEING SOUTHEAST 502.35 FEET FROM THE INTERSECTION OF THE WEST LINE OF STONY POINT ROAD AND THE SOUTH LINE OF FOREST HILL AVENUE THENCE; LEAVING THE WEST LINE OF STONY POINT ROAD SOUTH 54°30'40" WEST A DISTANCE OF 521.28 FEET TO A POINT THENCE; NORTH 33°36'21" WEST A DISTANCE OF 386.90 FEET TO A FOUND ROD THENCE; NORTH 16° 38'06" WEST A DISTANCE OF 129.01 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 160.53 FEET, A LENGTH OF 46.61 FEET, A DELTA ANGLE OF 16°38'06", A CHORD BEARING OF NORTH 08°19'03" WEST AND A CHORD DISTANCE OF 46.44 FEET TO A FOUND NAIL IN ASPHALT THENCE; DUE NORTH A DISTANCE OF 79.15 FEET TO A FOUND NAIL IN THE CONCRETE CURB THENCE; DUE EAST A DISTANCE OF 18.00 FEET TO A FOUND LEAD HUB AND TACK IN ASPHALT THENCE; ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 560.00 FEET, A LENGTH OF 339.78 FEET, A DELTA ANGLE OF 34°45'52", A CHORD BEARING OF NORTH 72°37'04" EAST AND A CHORD DISTANCE OF 334.59 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 25.00 FEET, A LENGTH OF 35.49 FEET, A DELTA ANGLE OF 81 °20'30", A CHORD BEARING OF SOUTH 84°05'37" EAST AND A CHORD DISTANCE OF 32.59 FEET TO A FOUND ROD THENCE; SOUTH 43°25'22" EAST A DISTANCE OF 128.62 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 2305.00 FEET, A LENGTH OF 234.36 FEET. A DELTA ANGLE OF 05°49'32", A CHORD BEARING OF SOUTH 40°30'36" EAST AND A CHORD DISTANCE OF 234.26 FEET TO A FOUND ROD THENCE; SOUTH 37°35'50" EAST A DISTANCE OF 111.37 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 17,015.00 FEET, A LENGTH OF 6.52 FEET, A DELTA ANGLE OF 0° 01'19", A CHORD BEARING OF SOUTH 37°35'10" EAST AND A CHORD DISTANCE OF 6.52 FEET TO A SET ROD BEING THE POINT OF BEGINNING AND CONTAINING 262,933 SQUARE FEET OR 6.036 ACRES OF LAND, MORE OR LESS.

17. 9201 FOREST HILL AVENUE, RICHMOND, VA
STONY POINT II

TOGETHER with (1) easement and right of way 29 feet wide across Lot 7A for ingress and egress from Lot 7B to Forest Hill Avenue; (2) an easement of variable width across Lot 7A for purposes of installing, constructing, maintaining, operating, repairing, altering, replacing, relocating, and removing pipes and other appurtenant facilities for purposes of transmitting sewage waste from Lot 7B through underground facilities to Forest Hill Avenue; and (3) an easement 16 feet wide for purposes of installing, constructing, maintaining, operating, repairing, altering, replacing, and removing drainage pipes and other appurtenant facilities for the purpose of transmitting surface drainage water from Lot 7B through underground facilities in and under Lot 7A, all of which were granted by Agreement between Stony Point Office Park Associates, a Virginia limited partnership, and W & I Associates, a Virginia general partnership, dated June 25, 1986, recorded July 18, 1986, in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Deed Book 86 at page 1937.
Together with a non-exclusive easement for pedestrian ingress, egress, access and passage through, over and across the Lakes, shorelines of the Lakes and walking trails for recreational uses only, as set forth in Article VIII, Section 8.06 of Stony Point Protective Covenants, made by Stony Point Investment Company, dated August 9, 1984, recorded August 17, 1984, in Deed Book 14 at page 1808.

18.    15990 N. BARKERS LANDING, HOUSTON, TX
TIMBERWAY ONE

LEGAL DESCRIPTION

Being a tract of land 3.403 acres and being all of Restricted Reserve "A" of Barker's Landing, Section Four, as recorded in Volume 302, Page 27 of the Harris County Map Records, all in Joel Wheaton Survey, A- 80, Harris County, Texas. Said 3.403 acre tract being more particularly described as follows:

Beginning at a 5/8 inch iron rod set being the intersection of the north line of North Barker's Landing Road with the east line of Addicks-Howell Drive; said point also being the most northerly southwest corner of the herein described tract of land;

Thence North 02 deg. 46 min. 56 sec. East, along the east line of Addicks-Howell Drive, 342.94 feet to a found angle iron for a point for corner; said point being the northeast corner of Barker's Landing, Section Four (4) and Restricted Reserve "A" of Barker's Landing, Section Four (4); said point also being the southwest corner of the tract of land conveyed to Kaufman-Meeks, Inc., recorded under Harris County Clerk's File No. J588606 and Film Code No. 087-91-0032 and the northwest corner of the herein described tract of land;

Thence North 87 deg. 16 min. 40 sec. East, along a common line being the north line of Restricted Reserve "A" of Barker's Landing, Section Four (4) and the south line of Kaufman-Meeks, Inc. Tract, 400.28 feet to a 3-inch metal fence post on corner in the east line of Restricted Reserve "A" of Barker's Landing, Section Four (4); said point also being the northeast corner of the herein described tract of land;

Thence South 02 deg. 46 min. 56 sec. West, along the east line of Restricted Reserve "A", 391.33 feet to a 5/8 inch iron rod found for corner in the south line of Restricted Reserve "A" of Barker's Landing Road, Section Four (4) and in the north line of North Barker's Landing Road, a 60-foot right-of-way width, as recorded in Barker's Landing Section Three, Volume 292, Page 111 of the Harris County Map Records; said point being the southeast corner of the herein described tract of land;

Thence North 87 deg. 13 min. 04 sec. West, along the north line of North Barker's Landing Road and the south line of Restricted Reserve "A", 388.43 feet to a 5/8-inch iron rod for corner; said point being the most southerly southwest corner of the herein described tract of land;

Thence North 42 deg. 13 min. 04 sec. West, along the north line of North Barker's Landing Road and the south line of Restricted Reserve "A", 14.14 feet to the POINT OF BEGINNING and containing 3.403 acres of land, more or less, which property is shown on that certain survey prepared by Tri-Star Surveying, dated October 18, 1996, which survey is incorporated herein by this reference and made a part of this description.

Exhibit B

Assignment and Assumption of Membership Interests

ASSIGNMENT AND
ASSUMPTION OF
MEMBERSHIP INTERESTS

This Assignment and Assumption of Membership Interests (the “Assignment”) is entered into as of _______, 201_, between PKY SUSP, LLC, a Delaware limited liability company (“Transferor”) and [_________________], a [__________________] (“Transferee”).

WHEREAS, Transferor and Transferee are parties to that certain Purchase and Sale of Membership Interests Agreement dated as of [_________], 2014 (the “Purchase Agreement”);

WHEREAS, Transferor owns One Hundred percent (100%) of the membership interests ("Transferor's Interests") of those entities set forth on Schedule 1 attached hereto (each individually a “Company”, and collectively, the “Companies”); and

WHEREAS, the Transferor desires to assign, transfer and deliver to Transferee, and the Transferee desires to assume and take assignment and delivery of all of Transferor's Interests.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.    The Transferor hereby unconditionally and irrevocably assigns, transfers and delivers to Transferee all of Transferor's Interests free and clear of all liens and pledges.

3.    Transferee hereby unconditionally and irrevocably herby accepts the Transferor's Interests and assumes all obligations with respect to the Transferor's Interests.

4.    As of the date hereof, Transferor hereby withdraws from and is no longer a member of any Company and has no right to or claim of interest in any Company as a manager or a member thereof.

5.    The terms of the Purchase Agreement, including but not limited the limitations on liability set forth in Section 12.3.3 of the Purchase Agreement, are incorporated herein by this reference. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

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6.    This Assignment shall be governed by the laws of the State of Delaware.

7.    This Assignment may be executed (including, without limitation, by facsimile or .pdf signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one and the same agreement.

[SIGNATURES FOLLOW BELOW]

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IN WITNESS WHEREOF, the undersigned have made this Assignment and General Instrument of Transfer effective as of the date first written above.

TRANSFEROR:

PKY SUSP, LLC,
a Delaware limited liability company

By:
Name:    David R. O'Reilly
Title:    Executive Vice President and Chief     Financial Officer

By:
Name:    Jeremy R. Dorsett
Title:    Executive Vice President and General     Counsel

TRANSFEREE:

[___________________________],
a [_______________________]

By:
Name:
Title:

Each of the undersigned Companies hereby executes this Assignment to acknowledge the contents hereof.

THE COMPANIES:

[INSERT SIGNATURE BLOCKS FOR COMPANIES ]

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Schedule 1

Companies

Exhibit C

Intentionally Omitted